Exhibit 1.1

McEwen Mining Inc.

Agency Agreement

788,000 Flow-Through Shares of
Common Stock with respect to Canadian Exploration Expenses
1,115,000 Flow-Through Shares of Common Stock with respect to Canadian Development Expenses
(no par value per share)

December 14, 2023

Cantor Fitzgerald Canada Corporation
181 University Avenue, Suite 1500
Toronto, Ontario M5H 3M7

Roth Capital Partners, LLC

57 W. 57th Street, 18th Floor

New York, NY 10019

Ladies and Gentlemen:

McEwen Mining Inc., a corporation organized under the laws of the State of Colorado (the “Company”), proposes to offer 788,000 shares (the “CEE Shares”) of common stock, no par value (“Common Stock”), that qualify as flow-through shares with respect to “Canadian Exploration Expenses” (as defined below) and 1,115,000 shares (the “CDE Shares” and together with the CEE Shares, the “Shares”) of Common Stock of the Company that qualify as flow-through shares with respect to “Canadian Development Expenses” (as defined below) on a marketed brokered private placement basis at a price of C$12.70 (the “CEE Subscription Price”) per CEE Share, for aggregate gross proceeds of C$10,007,600, and at a price of C$10.77 (the “CDE Subscription Price”) per CDE Share, for aggregate gross proceeds of C$12,008,550, upon and subject to the terms and conditions contained herein (the “Offering”).

Upon and subject to the terms and conditions set forth herein, the Company hereby appoints Cantor Fitzgerald Canada Corporation (“CFCC”) as the co-lead agent and joint book-running manager with Roth Capital Partners, LLC (together, the “Agents”) will lead a syndicate of agents in connection with the Offering (the “Syndicate”), and the Agents hereby agree to act as exclusive Agents for the Company to use commercially reasonable efforts to offer for sale and seek subscriptions for or commitments to purchase, if, as and when issued by the Company, the Shares by the acceptance of this Agency Agreement (the “Agreement”). The Offering shall be completed on a private placement basis pursuant to exemptions from prospectus requirements of applicable Canadian Securities Laws (as defined below) and applicable U.S. securities laws.

It is understood that the Purchasers in one or more of the provinces of Canada (the “Canadian Jurisdictions”) shall purchase the CEE Shares and/or CDE Shares on a private placement basis, subject to acceptance by the Company and applicable securities laws of the jurisdiction in which the Purchaser is resided or located, acting reasonably, of the Subscription Agreements (as defined below), and the Company will sell such number of Shares to be purchased by such Purchasers. Shares acquired by Purchasers shall be purchased under Subscription Agreements (as defined below). Where such Subscription Agreements are entered into by the Agents on behalf of Purchasers, the Agents acknowledge and agree that they will have sufficient authority to execute the Subscription Agreements on such basis.

The Company has agreed to renounce CEE Resource Expenses (as defined below) equal to the CEE Commitment Amount with an effective date no later than December 31, 2023.

The Company has agreed to renounce First Tranche CDE Resource Expenses (as defined below) of $3,999,999.54 to the First Tranche CDE Purchaser (as defined below), with an effective date no later than June 30, 2024, and has agreed to renounce Second Tranche CDE Resource Expenses (as defined below) equal to the Second Tranche CDE Commitment Amount to Second Tranche CDE Purchasers (as defined below), with an effective date no later than December 31, 2024.

Certain terms used herein are defined in Section 20 hereof.

Any reference to a word or term defined in the Tax Act shall include, for the purposes of Québec income taxation, a reference to the equivalent word or term defined in the Québec Tax Act, if any. Any reference to the Tax Act or a provision thereof shall include, for the purposes of Québec income taxation, a reference to the Québec Tax Act or the equivalent provision thereof, if any. Any reference to a filing or similar requirement imposed under the Tax Act shall include, for the purposes of Québec income taxation, a reference to the equivalent filing or similar requirement, where applicable, under the Québec Tax Act; provided that if no filing or similar requirement is provided under the Québec Tax Act, a copy of any material relating to the Shares or any Québec Purchaser filed under the Québec Tax Act shall be filed with the Agence du revenu du Québec. Without limiting the generality of the foregoing, an obligation of the Corporation to renounce an amount of Resource Expenses to a Purchaser who is a Québec Purchaser with respect to a Share under the Tax Act shall include, for the purposes of Québec income taxation, an obligation to renounce such amount under the Québec Tax Act. Any reference in this Agreement to the CRA shall include, for purposes of Québec income taxation, a reference to Revenu Québec, where applicable. For greater certainty, a reference to a provision of the Tax Act as amended or to be amended pursuant to a proposal of the Government of Canada shall include, for purposes of Québec income taxation, a reference to the Québec Tax Act or the equivalent provision thereof, where applicable, as and in the manner amended by the Québec Government, as the case may be.

Representations and Warranties.

1.1           The Company represents and warrants to, and agrees with, the Agents as set forth below in this Section 1.1:

(a)             The Company is not the subject of a cease trade order, management cease trade order, de-listing or any other order preventing or suspending trading of any securities of the Company issued by the Commission, Canadian Regulators, the New York Stock Exchange (the “NYSE”) or the Toronto Stock Exchange (the “TSX”), or any of them, and the Company is, to its knowledge, not aware of any such order being contemplated or threatened by the Commission, Canadian Regulators, the NYSE or the TSX, or any of them.

(b)             The Company is a reporting issuer, or the equivalent thereof, under the Canadian Securities Laws, is not in default of any requirement of the Canadian Securities Laws, and the Company is not included on a list of defaulting reporting issuers maintained by any of the Canadian Regulators, including the Authorité des marches financiers, that maintain such lists.

(c)             All disclosure and filings on the Public Record and fees required to be made and paid by the Company and its Subsidiaries pursuant to the Canadian Securities Laws, including U.S. securities laws have been made and paid, and the Company has not filed any confidential material change reports. (i) No document contained in the Public Record contains a material misstatement or omission of a material fact, and (ii) all such documents complied to form in all material respects with applicable Canadian Securities Laws, including applicable U.S. securities laws, provided that, in the case of both (i) and (ii), as at the date such documents were respectively filed in the Public Record (the “Public Record Qualification”). All references to the Public Record in this Agreement are subject to the Public Record Qualification.

(d)             Each of the Company and its Subsidiaries has been duly incorporated or organized, as the case may be, and is validly existing in good standing under the laws of the jurisdiction of its incorporation or organization with corporate power and authority to own or lease its assets, as the case may be, and to operate its properties and conduct its business as described in the Public Record, and is duly qualified to do business as a foreign corporation and is in good standing under the laws of each jurisdiction which requires such qualification and in which the failure to qualify would have a Material Adverse Effect.

(e)             All outstanding shares of capital stock of each Subsidiary have been duly and validly authorized and issued and are fully paid and non-assessable, and all outstanding shares of capital stock of the Subsidiaries are owned by the Company, either directly or through wholly owned Subsidiaries, free and clear of any security interests, claims, liens or encumbrances, except as set forth in the Public Record. The outstanding shares of capital stock of each Subsidiary of the Company were issued in compliance with all applicable securities laws and in accordance with the organizing documents of each entity, as applicable, and were not issued in violation of any preemptive rights, resale rights, rights of first refusal or similar rights.

(f)             The Company’s authorized, issued and outstanding equity capitalization is as set forth in the Public Record (other than for issuances pursuant to this Agreement). The Common Stock of the Company conforms in all material respects to the description thereof contained in the Public Record. The outstanding shares of Common Stock of the Company have been duly and validly authorized and issued and are fully paid and non-assessable and have been issued in compliance in all material respects with all applicable securities laws, including Canadian Securities Laws and applicable U.S. state and federal securities laws, and in accordance with the Company’s organizing documents. None of the outstanding shares of Common Stock of the Company were issued in violation of any pre-emptive rights, rights of first refusal or other similar rights to subscribe for or purchase securities of the Company. The Company has corporate power and authority to issue the Shares. The Shares being sold hereunder by the Company have been duly and validly authorized, and, when issued and delivered to and paid for by the Agents pursuant to this Agreement, will be fully paid and non-assessable and will not be issued in violation of any pre-emptive rights, resale rights, rights of first refusal or similar rights. The holders of outstanding shares of capital stock of the Company are not entitled to pre-emptive rights, resale rights, rights of first refusal or similar rights to subscribe for the Shares.

(g)             The Company and its Subsidiaries, taken as a whole, have not sustained since the date of the latest audited financial statements of the Company included in the Public Record any material loss or interference with its business from fire, explosion, flood or other calamity, whether or not covered by insurance, or from any labor dispute or court or governmental action, order or decree, otherwise than as set forth or contemplated in the Public Record; and, since the date of the last interim financial statements of the Company for the three and nine months ended September 30, 2023 and 2022 included in the Public Record, there has not been (i) any material increase or decrease in the capital stock or material increase in the long-term debt of the Company or its Subsidiaries, taken as a whole, (ii) any change, or any development involving a prospective change, in or affecting the earnings, business, properties, assets, liabilities, prospects, general affairs, management, financial position, stockholders’ equity or results of operations of the Company and its Subsidiaries, whether or not arising from transactions in the ordinary course of business, taken as a whole, that could reasonably be expected to have a Material Adverse Effect, or (iii) any dividend or distribution of any kind declared, paid or made by the Company on any class of its share capital, except in each case as set forth in the Public Record.

(h)             Neither the Company nor any of its Subsidiaries is or, after giving effect to the Offering and the application of the proceeds thereof as described herein will be, an “investment company” or an entity “controlled” by an “investment company” as defined in the Investment Company Act of 1940, as amended (the “Investment Company Act”).

(i)             No consent, approval, authorization, or filing with or order of any Governmental Authority is required in connection with the transactions contemplated herein, except (1) such as may be required under applicable U.S. federal and state securities laws or Canadian Securities Laws in connection with the distribution of the Shares, including the filing of a Form 45-106F1 pursuant to National Instrument 45-106, and (2) such as may be required by the NYSE and the TSX. No approval of the Company’s shareholders is required in connection with the transactions contemplated herein.

(j)             None of the issue and sale of the Shares, the execution and delivery by the Company of this Agreement or the Subscription Agreements and the consummation of any other of the transactions herein contemplated or the fulfillment of the terms hereof will conflict with, result in a breach or violation of, or result in the imposition of any lien, charge or encumbrance upon any property or assets of the Company or any of its Subsidiaries, pursuant to (1) the organizational documents of the Company or any of its Subsidiaries, (2) the terms of any indenture, contract, lease, mortgage, deed of trust, note agreement, loan agreement or other agreement, obligation, condition, covenant or instrument to which the Company or any of its Subsidiaries is a party or bound or to which its or their property is subject, that individually or in the aggregate would have a Material Adverse Effect, (3) any statute, law, rule, or regulation, that individually or in the aggregate would have a Material Adverse Effect, or (4) any judgment, writ, injunction, ruling, order or decree of any Governmental Authority, domestic or foreign, having jurisdiction over the Company or any of its Subsidiaries or any of its or their properties, that individually or in the aggregate would have a Material Adverse Effect.

(k)             The representations and warranties of the Company in the Subscription Agreements are true and correct.

(l)              The consolidated historical financial statements and notes and schedules thereto of the Company and its Subsidiaries included in the Public Record are all of the financial statements of the Company required to have been filed with the Canadian Regulators or with the Commission, and present fairly in all material respects the consolidated financial condition, results of operations and cash flows of the Company and its Subsidiaries as of the dates, for the periods indicated and on the basis stated therein, comply as to form with the applicable accounting requirements of the Act and the Exchange Act and have been prepared in all material respects in conformity with U.S. GAAP applied on a consistent basis throughout the periods involved (except as otherwise noted therein). The financial data contained in the Public Record is accurately and fairly presented and prepared on a basis consistent with the financial statements and books and records of the Company; and the Company and its Subsidiaries do not have any material liabilities or obligations, direct or contingent (including any off-balance sheet obligations), not described in the Public Record that would otherwise be required to be described therein; and all disclosures contained in the Public Record regarding “non-GAAP financial measures” (as such term is defined by the rules and regulations of the Commission) comply with Regulation G of the Exchange Act and Item 10 of Regulation S-K promulgated under the Act, to the extent applicable.

(m)            No action, suit, investigation or proceeding by or before any Governmental Authority, domestic or foreign, involving the Company or any of its Subsidiaries or its or their property is pending or, to the knowledge of the Company, threatened, that could reasonably be expected to have a Material Adverse Effect, except as set forth in the Public Record. The aggregate of all pending legal, regulatory or governmental proceedings to which the Company or any Subsidiary is a party or of which any of their respective properties or assets is the subject that are not described in the Public Record, including ordinary routine litigation incidental to the business, could not reasonably be expected to have a Material Adverse Effect, and there are no current or pending audits or investigations, actions, suits or proceedings by or before any Governmental Authority that are required under the applicable U.S. state and federal securities laws or Canadian Securities Laws to be described in the Public Record.

(n)             Each of the Company and each of its Subsidiaries, directly or indirectly, owns, leases or has other contractual rights to all such properties as are necessary to the conduct of its operations as presently conducted; the Company and its Subsidiaries have good and marketable title to all real property owned by them in fee simple, defensible title to all unpatented mining claims owned by them (subject, as applicable, to the paramount title of the U.S.), and good and marketable title to all personal property owned by them, in each case free and clear of all liens, encumbrances and defects of any kind (including mining, zoning, use or building code restrictions that would prohibit or prevent the continued effective ownership, leasing, licensing or use of such property in the business of the Company and its Subsidiaries) except (i) liens or encumbrances described in the Public Record, or (ii) such liens, encumbrances and defects as would not, individually or in the aggregate, have a Material Adverse Effect; and any real property and buildings held under lease by the Company and its Subsidiaries are held by them under valid, subsisting and enforceable leases with such exceptions as are not material and do not interfere with the use made and proposed to be made of such property and buildings by the Company and its Subsidiaries. Except as described in the Public Record, the Company and its Subsidiaries hold either freehold title, mining leases, mining concessions, mining claims or participating interests or other conventional property or proprietary interests or rights, recognized in the jurisdiction in which a particular property is located, in respect of the ore bodies and minerals located in properties in which the Company and its Subsidiaries have an interest as described in the Public Record under valid, subsisting and enforceable title documents or other recognized and enforceable agreements, contracts or instruments, sufficient to permit the Company or applicable Subsidiary to explore the minerals relating thereto. Except as described in the Public Record, all property, leases or claims in which the Company or any Subsidiary has an interest or right, have been validly located and recorded in accordance with all applicable laws and are valid and subsisting where the failure to be so would have a Material Adverse Effect. Except as described in the Public Record, the Company and its Subsidiaries have or reasonably anticipate receiving in due course all necessary surface rights, access rights and other necessary rights and interests relating to the properties in which the Company and its Subsidiaries have an interest as described in the Public Record granting the Company or applicable Subsidiary the right and ability to explore for minerals, ore and metals as are appropriate in view of the rights and interest therein of the Company or applicable Subsidiary, with only such exceptions as do not interfere with the use made by the Company or applicable Subsidiary of the rights or interest so held, and each of the proprietary interests or rights and each of the documents, contracts, agreements and instruments and obligations relating thereto referred to above is currently in good standing in the name of the Company or a Subsidiary where the failure to be so would have a Material Adverse Effect. The Company is not aware of any reason that it is not or would not be entitled to do all of the exploration contemplated in the Public Record to be undertaken by 10393444 Canada Inc.

(o)             No relationship, direct or indirect, exists between or among the Company or any of its Subsidiaries, on the one hand, and the directors, officers, stockholders or affiliates of the Company or any of its Subsidiaries, on the other hand, that are required by the applicable U.S. state and federal securities laws or Canadian Securities Laws to be described in the Public Record that is not so described in the Public Record.

(p)             Neither the Company nor any Subsidiary of the Company is in violation or default of (1) any provision of its organizational documents, (2) the terms of any indenture, contract, lease, mortgage, deed of trust, note agreement, loan agreement or other agreement, obligation, condition, covenant or instrument to which it is a party or bound or to which its property is subject, or (3) any statute, law, rule, regulation, judgment, order or decree of any Governmental Authority having jurisdiction over the Company or such Subsidiary or any of its properties, as applicable, any of which defaults or violations described in clauses (2) and (3) will have, or after any required notice and passage of any applicable grace period, would have, a Material Adverse Effect.

(q)             Ernst & Young LLP (Toronto, Canada) and Ernst & Young LLP (Argentina) (collectively, the “Accountants”) who have each audited or reviewed certain financial statements of the Company and its Subsidiaries and, if applicable, delivered their respective report with respect to the audited consolidated financial statements and schedules included in the Public Record, are and, during the periods covered by their report, were each independent registered public accounting firms with respect to the Company within the meaning of the Act and the Exchange Act and the applicable published rules and regulations thereunder, the rules of the Public Company Accounting Oversight Board (“PCAOB”). To the knowledge of the Company, the Accountants are in compliance with the applicable requirements relating to the qualification of accountants under Rule 2-01 of Regulation S-X under the Act and is each a “registered public accounting firm” as defined by the PCAOB whose registration has not been suspended or revoked and who has not requested such registration to be withdrawn. To the Company’s knowledge, the Accountants are not in violation of the auditor independence requirements of the Sarbanes-Oxley Act of 2002, as amended (“Sarbanes-Oxley”), with respect to the Company.

(r)             Each of the Company and its Subsidiaries has filed all foreign, federal, state and local tax returns that are required to be filed or has requested extensions thereof (except in any case in which the failure so to file would not have a Material Adverse Effect), and has paid all taxes required to be paid by it and any other assessment, fine or penalty levied against it, to the extent that any of the foregoing is due and payable, except for any such assessment, fine or penalty that is currently being contested in good faith or would not have a Material Adverse Effect. The Company has made adequate charges, accruals and reserves in the applicable financial statements referred to in Section 1.1(l) above in respect of all federal, state, provincial and foreign income and franchise taxes for all periods as to which the tax liability of the Company or any of its Subsidiaries is being contested or have not otherwise been finally determined, except as would not reasonably be expected to have a Material Adverse Effect.

(s)             No labor problem or dispute with the employees of the Company or any of its Subsidiaries exists or, to the Company’s knowledge, is threatened or imminent, and the Company is not aware of any existing or imminent labor disturbance by the employees of any of its or its Subsidiaries’ principal suppliers, contractors or customers, that would have a Material Adverse Effect.

(t)             The Company and each of its Subsidiaries are insured by insurers of recognized financial responsibility against such losses and risks and in such amounts as are prudent and customary in the businesses in which they are engaged, other than as described in the Public Record; there are no claims by the Company or any of its Subsidiaries under any such policy or instrument as to which any insurance company is denying liability or defending under a reservation of rights clause, which would have a Material Adverse Effect; neither the Company nor any such Subsidiary has been refused any insurance coverage sought or applied for; and neither the Company nor any such Subsidiary has any reason to believe that it will not be able to renew its existing insurance coverage as and when such coverage expires or to obtain similar coverage from similar insurers as may be necessary to continue its business at a cost that would not have a Material Adverse Effect.

(u)             Except as set forth in the Public Record, all mining operations on the properties of the Company and its Subsidiaries have been conducted in all material respects in accordance with good mining and engineering practices and, in all material respects, all applicable workers’ compensation and health and safety and workplace laws, regulations and policies have been duly complied with.

(v)             No Subsidiary of the Company is currently prohibited, directly or indirectly, from paying any dividends to the Company, and except pursuant to the third amended and restated credit agreement dated May 23, 2023 (as disclosed in the Public Record), no Subsidiary of the Company is currently prohibited, directly or indirectly, from making any other distribution on such Subsidiary’s capital stock, from repaying to the Company any loans or advances to such Subsidiary from the Company or from transferring any of such Subsidiary’s property or assets to the Company or any other Subsidiary of the Company.

(w)            Except as set forth in the Public Record, the Company and its Subsidiaries possess all licenses, concessions, certificates, permits and other authorizations issued by the appropriate federal, state or foreign Governmental Authorities necessary to conduct their respective businesses (“Permits”) as presently conducted and except for those Permits the failure of which to possess would cause a Material Adverse Effect; the Company and its Subsidiaries have fulfilled and performed in all material respects all of their respective obligations with respect to such Permits, and neither the Company nor any such Subsidiary has received any notice of proceedings relating to the revocation or modification of any such Permit which, singly or in the aggregate, if the subject of an unfavorable decision, ruling or finding, would have a Material Adverse Effect, except as set forth in the Public Record. All Permits are valid and in full force and effect, except where the invalidity of such Permits or failure of such Permits to be in full force and effect would not have a Material Adverse Effect.

(x)             The Company and each of its Subsidiaries maintain a system of internal accounting controls sufficient to provide reasonable assurance that (1) transactions are executed in accordance with management’s general or specific authorizations; (2) transactions are recorded as necessary to permit preparation of financial statements in conformity with U.S. GAAP and to maintain asset accountability; (3) access to assets is permitted only in accordance with management’s general or specific authorization; and (4) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences. The Company’s and its Subsidiaries’ internal controls over financial reporting are effective, and the Company and its Subsidiaries are not aware of any material weakness or unremediated significant deficiencies in their internal controls over financial reporting. The Company maintains “disclosure controls and procedures” (as defined in Rule 13a-15 and 15d-15(e) of the Exchange Act) that have been designed by the Company’s principal executive officer and principal financial officer, or under their supervision, to provide reasonable assurance regarding the reliability of financial reporting and the preparation of financial statements for external purposes in accordance with U.S. GAAP. Since the date of the latest audited consolidated financial statements included in the Public Record, there has been no change in the Company’s internal control over financial reporting that has materially affected, or is reasonably likely to materially affect, the Company’s internal control over financial reporting. The Company’s certifying officers have evaluated the effectiveness of the Company’s disclosure controls and procedures as of a date within 90 days prior to the filing date of the Form 10-K for the fiscal year most recently ended (such date, the “Evaluation Date”). The Company presented in its Form 10-K for the financial year most recently filed the conclusions of the certifying officers about the effectiveness of the disclosure controls and procedures based on their evaluations as of the Evaluation Date and the disclosure controls and procedures are effective. Since the Evaluation Date, there have been no significant changes in the Company’s internal controls (as such term is defined in Item 307(b) of Regulation S-K under the Act) or, to the Company’s knowledge, in other factors that could significantly affect the Company’s internal controls.

(y)            Except as set forth in the Public Record, and except as would not reasonably be expected to result in a Material Adverse Effect, (1) the Company and its Subsidiaries are in compliance with any and all applicable foreign, federal, state, provincial and local laws and regulations relating to the protection of human health and safety (with respect to exposure to hazardous or toxic substances), the environment, hazardous or toxic substances or wastes, pollutants or contaminants (“Environmental Laws”); (2) the Company and its Subsidiaries have not received written notice of any actual or potential liability under any Environmental Laws. Except as set forth in the Public Record, and except as would not reasonably be expected to result in a Material Adverse Effect; (3) neither the Company nor any of its Subsidiaries has been named as a “potentially responsible party” under the Comprehensive Environmental Response, Compensation, and Liability Act of 1980, as amended, or any similar state or foreign Environmental Laws, or is subject to any pending or, to its knowledge, threatened proceeding in which a Governmental Authority is a party. The Company is not aware of any events or circumstances that might reasonably be expected to form the basis of an order for clean-up or remediation, or an action, suit or proceeding by any private party or Governmental Authority, against or affecting the Company or any of its Subsidiaries relating to any Environmental Laws, except as would not reasonably be expected to result in a Material Adverse Effect.

(z)             In the ordinary course of its business, the Company periodically reviews the effect of Environmental Laws on the business, operations and properties of the Company and its Subsidiaries, in the course of which it identifies and evaluates associated costs and liabilities of the Company and its Subsidiaries. On the basis of such review, the Company has reasonably concluded that such associated costs and liabilities would not, singly or in the aggregate, have a Material Adverse Effect, except as set forth in the Public Record.

(aa)          Neither the Company nor any of its Subsidiaries has or maintains a “pension plan” (as defined in Section 3(2) of the Employee Retirement Income Security Act of 1974, as amended).

(bb)          There is and has been no failure on the part of the Company or, to the knowledge of the Company, any of the Company’s directors or officers, in their capacities as such, to comply in all material respects with any provision of Sarbanes-Oxley, including Section 402 related to loans and Sections 302 and 906 related to certifications.

(cc)           The interactive data in eXtensible Business Reporting Language included in the Public Record fairly presents the information called for in all material respects and has been prepared in accordance with the Commission’s rules and guidelines applicable thereto.

(dd)          Neither the Company nor any of its Subsidiaries nor, to the knowledge of the Company, any director, officer, agent, employee or affiliate of the Company or any of its Subsidiaries is aware of or has taken any action, directly or indirectly, that would result in a violation by such persons of the U.S. Foreign Corrupt Practices Act of 1977, as amended, and the rules and regulations thereunder (the “FCPA”), including, without limitation, making use of the mails or any means or instrumentality of interstate commerce corruptly in furtherance of an offer, payment, promise to pay or authorization of the payment of any money, or other property, gift, promise to give, or authorization of the giving of anything of value to any “foreign official” (as such term is defined in the FCPA) or any foreign political party or official thereof or any candidate for foreign political office, in contravention of the FCPA, and the Company and its Subsidiaries have conducted their businesses in compliance with the FCPA.

(ee)           The operations of the Company and its Subsidiaries are and have been conducted at all times in compliance in all material respects with applicable financial recordkeeping and reporting requirements of the U.S. Currency and Foreign Transactions Reporting Act of 1970, as amended, the money laundering statutes of all jurisdictions, the rules and regulations thereunder and any related or similar rules, regulations or guidelines, issued, administered or enforced by any Governmental Authority, domestic or foreign, (collectively, the “Money Laundering Laws”), and no action, suit or proceeding by or before any Governmental Authority involving the Company or any of its Subsidiaries with respect to the Money Laundering Laws is pending or, to the knowledge of the Company, threatened.

(ff)            Neither the Company nor any of its Subsidiaries nor, to the knowledge of the Company, any director, officer, agent or employee of the Company or any of its Subsidiaries is currently (1) a person or entity designated by the U.S. Government as a Specially Designated National and Blocked Person (“SDN”) on the most current list published by the U.S. Treasury Department’s Office of Foreign Assets Control (“OFAC”) at its official website, https://home.treasury.gov/policy-issues/financial-sanctions/specially-designated-nationals-and-blocked-persons-list-sdn-human-readable-lists, with which a person or entity subject to U.S. jurisdiction cannot deal or otherwise engage in business transactions or (2) owned or controlled by any person or entity identified in clause (1) above; and the Company will not use the proceeds of the offering, or lend, contribute or otherwise make available such proceeds to any Subsidiary, joint venture partner for the purpose of financing the activities of any person currently subject to any U.S. sanctions administered by OFAC.

(gg)           The Company and its Subsidiaries own, possess, license or have other rights to use, all patents, patent applications, trade and service marks, trade and service mark registrations, trade names, copyrights, licenses, inventions, trade secrets, technology, know-how and other intellectual property (collectively, the “Intellectual Property”) necessary for the conduct of the Company’s business as now conducted or as proposed in the Public Record to be conducted, except as where the failure to do so would not reasonably be expected to have a Material Adverse Effect. Except as disclosed in the Public Record, (1) there are no rights of third parties to any such Intellectual Property that is owned exclusively by the Company or any of its Subsidiaries except such rights as may have been granted in the ordinary course of business; (2) to the Company’s knowledge, there is no material infringement by third parties of any such Intellectual Property; (3) there is no pending or, to the Company’s knowledge, threatened action, suit, proceeding or claim by others challenging the Company’s rights in or to any such Intellectual Property; (4) there is no pending or, to the Company’s knowledge, threatened action, suit, proceeding or claim by others challenging the validity or scope of any such Intellectual Property; (5) there is no pending or, to the Company’s knowledge, threatened action, suit, proceeding or claim by others that the Company infringes or otherwise violates any patent, trademark, copyright, trade secret or other proprietary rights of others that interferes with the issued or pending claims of any such Intellectual Property, except, in the cases of clauses (1) through (5) above, any right, infringement, action, suit, proceeding or claim would not reasonably be expected to have a Material Adverse Effect. Neither the Company nor any of its Subsidiaries holds any U.S. or Canadian patents.

(hh)          With respect to information set forth in the Public Record: (i) information relating to the Company’s estimates of mineral reserves and resources as at the date they were prepared has been reviewed and verified by the Company or independent consultants to the Company as being consistent with the Company’s mineral reserve and mineral resource estimates as at the date they were prepared; (ii) the mineral reserve and mineral resource estimated have been prepared in accordance with SK-1300 under the Act and/or National Instrument 43-101 — Standards of Disclosure for Mineral Projects, as applicable, by or under the supervision of a “qualified person” as defined therein; and (iii) the methods used in estimating the Company’s mineral reserves and mineral resources are in accordance with accepted mineral reserve and mineral resource estimation practices.

(ii)             The Company has all corporate right, power and authority to execute and deliver this Agreement and the Subscription Agreements and to perform its obligations hereunder and thereunder; and all corporate action required to be taken by the Company for the due and proper authorization, execution and delivery by it of this Agreement, the Subscription Agreements and the consummation by it of the transactions contemplated hereby and thereby has been duly and validly taken. This Agreement and the Subscription Agreements has each been duly authorized, executed and delivered by the Company and this Agreement and the Subscription Agreements constitutes a valid and binding obligation of the Company enforceable against the Company in accordance with their terms, except as enforcement thereof may be limited by bankruptcy, insolvency, reorganization, moratorium and other laws relating to or affecting the rights of creditors generally and except as limited by the application of equitable principles when equitable remedies are sought, and by the fact that rights to indemnity, contribution and waiver, and the ability to sever unenforceable terms, may be limited by applicable law.

(jj)             Except as disclosed in the Public Record as at the date thereof, and except for: options to acquire 951,170 shares of Common Stock of the Company, restricted share agreements for 46,534 shares of Common Stock of the Company, obligations to issue 65,879 bonus shares for and warrants to acquire 2,976,816 shares of Common Stock of the Company as well as the agreement between each of William Shaver, Perry Ing and Carmen Diges to take all or a portion of their compensation in Common Stock of the Company, as of the date hereof, no person has any right, agreement, option, warrant or other rights to purchase, present or future, contingent or absolute, or any right capable of becoming a right, agreement or option, warrant or other rights to purchase, for the issue or allotment of any shares of the Company or any other agreement, option, warrant or other rights to purchase, for the issue or allotment of any shares of the Company or any other security convertible into or exchangeable for any such shares or to require the Company to purchase, redeem or otherwise acquire any of the issued and outstanding shares of the Company, as the case may be.

(kk)           All statistical, market-related or forward-looking data or statements included in the Public Record (i) were so included by the Company in good faith and with reasonable basis after due consideration by the Company of the underlying assumptions, estimates and other applicable facts and circumstances and (ii) are accompanied by meaningful cautionary statements identifying those factors that could cause actual results to differ materially from those in such forward-looking statement. No such statements were made with the knowledge of an executive officer or director of the Company that any was false or misleading.

(ll)             The information contained in, related to or derived from the (a) Technical Report Feasibility Study for the Fenix Project with an effective date of December 31, 2020 and a report date of February 16, 2021, prepared by GR Engineering Services Limited; (b) Technical Report Feasibility Study for the Gold Bar Project with an effective date of January 7, 2021 and a report date of February 22, 2021, prepared by M3 Engineering & Technology Corporation; (c) Technical Report for the Black Fox Complex, Canada with an effective date of October 31, 2017, a report date of April 6, 2018, prepared by SRK Consulting (Canada) Inc. and a report date of January 26, 2022 prepared by Wood Canada Limited; (d)  Technical Report - Preliminary Economic Assessment Update for the Los Azules Project, Argentina with an effective date of September 1, 2017, a report date of October 16, 2017, prepared by Hatch Ltd., and a report date of May 9, 2023, prepared by Samuel Engineering, Inc., Stantec Inc., and Knight Piesold Ltd.; (e) Technical Report on the San José Silver-Gold Mine, Santa Cruz, Argentina, with an effective date of December 31, 2013 and a report date of August 15, 2014, is based on or derived from sources that the Company reasonably believes to be reliable and accurate in all material respects and represent its good faith estimate that is made on the basis of data derived from such sources, and the Company has obtained the written consent to the use of such data from such sources to the extent required, except as disclosed in the Public Record. The Company is in compliance, in all material respects, with the provisions of National Instrument 43-101, and has filed all technical reports required to be filed pursuant thereto.

(mm)         The Common Stock of the Company, including the Shares, are duly listed, and admitted and authorized for trading, on the NYSE and the TSX subject, in the case of the Shares, (i) with respect to the NYSE, to official notice of issuance and (ii) with respect to the TSX, to the receipt of a conditional approval letter and satisfaction of customary conditions required by such exchange. The Company has taken no action designed to, or likely to have the effect of, terminating the registration of the Common Stock of the Company under the Exchange Act, delisting the Common Stock of the Company from either the NYSE or the TSX, nor has the Company received any notification that is currently in effect that the Commission or either the NYSE or the TSX is contemplating terminating such registration or listing, other than set out in Section 1.1(a). To the Company’s knowledge, except as set out in Section 1.1(a), it is in compliance with all applicable listing requirements of the NYSE and the TSX.

(nn)          Except pursuant to this Agreement, neither the Company nor any of its Subsidiaries has incurred any liability for any finder’s or broker’s fee, agent’s commission or similar payments in connection with the execution and delivery of this Agreement or the consummation of the transactions contemplated hereby.

(oo)          The Company has not relied upon the Agents or the Agents’ legal counsel for any legal, tax or accounting advice in connection with the offering and sale of the Shares.

(pp)          Neither the Company nor any of its Subsidiaries, nor any of their respective directors, officers, nor, to the Company’s knowledge, any of their respective affiliate or controlling persons, have taken, directly or indirectly, without giving effect to activities of the Agents, any action designed to or that would reasonably be expected to cause or result in stabilization or manipulation of the price of the Shares or of any “reference security” (as defined in Rule 100 of Regulation M under the Exchange Act (“Regulation M”)) with respect to the Company’s Common Stock, whether to facilitate the sale or resale of the Shares, or otherwise, and has taken no action which would directly or indirectly violate Regulation M.

(qq)          There are no reports or information that in accordance with the Canadian Securities Laws must be made publicly available or filed in connection with the offering of the Shares that have not been made publicly available as required.

(rr)            Except as a result of any Follow-On Transaction or any agreement, arrangement, obligation or understanding to which the Company is not a party and of which it has no knowledge, upon issue, (i) the Shares will be “flow-through shares” for the purposes of subsection 66(15) of the Tax Act and (ii) the CEE Shares will be “Ontario focused flow-through shares” for purposes of subsection 103(7) of the Taxation Act, 2007 (Ontario), and the Shares will not be “prescribed shares” for the purposes of section 6202.1 of the regulations to the Tax Act.

(ss)           The Company is:

(i)	a “principal-business corporation” as defined in subsection 66(15) of the Tax Act and will continue to be a “principal-business corporation” until such time as all of the Resource Expenses required to be renounced under the Subscription Agreements have been incurred and validly renounced pursuant to the Tax Act; and

(ii)	a “mining exploration company” as defined in subsection 103(7) of the Taxation Act, 2007 (Ontario), and will continue to be a “mining exploration company” until such time as all of the CEE Resource Expenses required to be renounced under the Subscription Agreements have been incurred and validly renounced pursuant to the Tax Act.

(tt)           The Company has no reason to believe that it will be unable to:

(i)	incur, on or after the date it has entered into the Subscription Agreements and on or before the First Tranche CDE Termination Date or that it will be unable to renounce to the First Tranche CDE Purchaser effective on or before June 30, 2024, First Tranche CDE Resource Expenses in an aggregate amount equal to the First Tranche CDE Commitment Amount and the Company has no reason to expect any reduction of such amount by virtue of subsection 66(12.73) of the Tax Act;

(ii)	incur, on or after the date it has entered into the Subscription Agreements and on or before the Second Tranche CDE Termination Date or that it will be unable to renounce to the Second Tranche CDE Purchasers effective on or before December 31, 2024, Second Tranche CDE Resource Expenses in an aggregate amount equal to the Second Tranche CDE Commitment Amount and the Company has no reason to expect any reduction of such amount by virtue of subsection 66(12.73) of the Tax Act; and

(iii)	incur, on or after the date it has entered into the Subscription Agreements and on or before the CEE Termination Date or that it will be unable to renounce to the CEE Purchasers effective on or before December 31, 2023, CEE Resource Expenses in an aggregate amount equal to the CEE Commitment Amount and the Company has no reason to expect any reduction of such amount by virtue of subsection 66(12.73) of the Tax Act.

(uu)          The Company has not entered into any agreements or made any covenants with any parties with respect to the renunciation of CEE and/or CDE, which amounts have not been fully expended and renounced as required under such agreements or covenants, and it has never been in default of any of its legal obligations in respect of any “flow-through share” financings previously undertaken by the Company.

(vv)          The Company has not entered into any agreements or made any covenants with any parties that would restrict the Company from entering into the Subscription Agreements and agreeing to incur and renounce First Tranche CDE Resource Expenses, Second Tranche CDE Resource Expenses, and CEE Resource Expenses during the First Tranche CDE Expenditure Period, the Second Tranche CDE Expenditure Period, and the CEE Expenditure Period, respectively, in accordance with the Subscription Agreements, nor that would require the prior renunciation to any other person of CDE and CEE prior to the renunciation of the aggregate amount paid for the Shares in favour of the Purchasers.

(ww)         The issuance and sale by the Company of the Shares to the Purchasers in accordance with the terms of this Agreement are exempt from the prospectus requirements of applicable Canadian Securities Laws and U.S. securities laws and no documents are required to be filed, proceedings taken or approvals, permits, consents or authorizations obtained under the applicable Canadian Securities Laws or applicable U.S. securities laws to permit such issuance and sale other than as otherwise provided in this Agreement, including the requirement to file a report on Form 45-106F1 pursuant to National Instrument 45-106, together with the prescribed filing fee, within 10 days following the Closing Date.

(xx)           No other documents will be required to be filed, proceedings taken or approvals, permits, consents or authorizations obtained under the applicable U.S. securities laws and Canadian Securities Laws in connection with the first trade of the Shares in Canadian Jurisdictions by the holders thereof, provided that a period of four (4) months and one (1) day has lapsed from the date of distribution of the Shares in Canadian Jurisdictions.

(yy)          Neither the Company, any Subsidiary, nor any of the Company’s or any Subsidiary’s affiliates or any other person acting on the Company’s or any Subsidiary’s behalf, has directly or indirectly engaged in any form of general solicitation or general advertising with respect to the Shares, nor have any of such persons made any offers or sales of any security of the Company, any Subsidiary or any of the Company’s or any Subsidiary’s affiliates or solicited any offers to buy any security of the Company, any Subsidiary or any of the Company’s or any Subsidiary’s affiliates under circumstances that would require registration of the Shares under the Act or any other applicable U.S. securities laws or cause this offering of Shares to be integrated with any prior offering of securities of the Company or any Subsidiary for purposes of the Act in any manner that would affect the validity of the private placement exemption under the Act for the offer and sale of the Shares hereunder.

(zz)           Neither the Company nor its Subsidiaries or any affiliates, nor any person acting on its or their behalf, has, directly or indirectly, made any offers or sales of any security or solicited any offers to buy any security, under any circumstances that would require registration of the Shares under the Act.

(aaa)         Assuming the accuracy of the representations and warranties of the Purchasers contained in the Subscription Agreements, the issuance of the Shares are exempt from registration under the Act.

Any certificate signed by any officer of the Company and delivered to the Agents in connection with the offering of the Shares shall be deemed to be a representation and warranty by the Company, as to matters covered thereby, to the Agents.

The Company has a reasonable basis for making each of the representations set forth in this Section 1.1. The Company acknowledges that the Agents and, for purposes of the opinions to be delivered pursuant to Section 6 hereof, counsel to the Company, will rely upon the accuracy and truthfulness of the foregoing representations and hereby consents to such reliance.

1.2             Follow-On Transactions.

(a)             Each of the Company and the Agents understand that some of the Purchasers (or beneficial purchasers for whom such Purchasers are contracting under the Subscription Agreements) are acquiring the Shares with the intention of (i) donating all or a portion of such Shares to a “qualified donee”, as defined in the Tax Act, as part of a charitable donation arrangement promoted by a third party, or (ii) immediately selling the Shares to a third party (each a “Follow-On Transaction”).

(b)             Each of the Company and the Agents acknowledge that the other has no knowledge of the Follow-On Transactions other than that they may or may not occur and that the Company and the Agents will have no involvement or participation in any Follow-On Transactions, other than to register any transfer of securities required as a result.

(c)             The Company and the Agents do not act, and will not purport to act, as agent or representative of the other in connection with any Follow-On Transaction and services or activities, if any, performed by the Company or the Agents in connection with any Follow-On Transaction. The consideration payable to the Agents hereunder is for the Agents’ services in respect of the Offering only. The parties further acknowledge that the Company is not entitled, and will not become entitled, to receive any consideration in respect of any Follow-On Transaction that might occur.

(d)             Without limiting any indemnification obligations contained herein, neither the Company nor the Agents shall be liable or responsible for any breach of any covenant or representation given in this Agreement if the Shares are “prescribed shares” under section 6202.1 of the regulations to the Tax Act as a result of the Follow-On Transactions.

2.             Purchase and Sale.

(a)             Subject to the terms and conditions and in reliance upon the representations and warranties herein set forth, the Agents shall offer for sale and sell the Shares pursuant to the Offering in the Canadian Jurisdictions on a commercially reasonable efforts private placement basis and the Company agrees to sell to each Purchaser the Shares. The Subscription Price per CEE Share to be paid by the Agents to the Company shall be C$12.70 and the Subscription Price per CDE Share to be paid by the Agents to the Company shall be C$10.77.

(b)             In consideration of the services to be rendered by the Agents in connection with the offering of the Shares, the Company shall pay the Agents a cash commission equal to 5.0% of the aggregate gross proceeds of the sale of the Shares.

3.             Delivery and Payment. Delivery of and payment for the Shares shall be made at or about 7:30 A.M., Toronto time, on December 14, 2023, or at such time on such later date not more than three Business Days after the foregoing date as the Agents shall designate, which date and time may be postponed by agreement between the Agents and the Company (such date and time of delivery and payment for the Shares being herein called the “Closing Date”). Delivery of the Shares shall be made to the Agents for the respective account of the Agents (as agents for the Purchasers) against payment by the Agents of the respective aggregate purchase prices of the Shares being sold by the Company to or upon the order of the Company by wire transfer payable in same-day funds to the account specified by the Company. Delivery of the Shares shall be made either through one or more physical certificates, an ownership statement issued under a direct registration system, or through the facilities of The Depository Trust Company unless the Agents shall otherwise instruct.

4.             The Offering.

(a)             Each Purchaser shall purchase the Shares only on a private placement basis under the applicable Canadian Securities Laws of the Canadian Jurisdiction in which the Purchaser is resident or located, in accordance with such procedures as the Company and the Agents may mutually agree, acting reasonably, in order to fully comply with applicable laws and the terms of this Agreement. The Company hereby agrees to comply with all applicable Canadian Securities Laws on a timely basis in connection with the sale of the Shares and the Company shall execute and file with the Commissions all forms, notices and certificates relating to the Offering required to be filed pursuant to applicable Canadian Securities Laws, as applicable, within the time required, and in the form prescribed, by applicable Canadian Securities Laws.

(b)            Neither the Company nor the Agents shall (i) provide to prospective purchasers of the Shares any document or other material that would constitute an offering memorandum or future oriented financial information within the meaning of Canadian Securities Laws, or (ii) engage in any form of general solicitation or general advertising in connection with the offer and sale of the Shares, including but not limited to, causing the sale of the Shares to be advertised in any newspaper, magazine, printed public media, printed media or similar medium of general and regular paid circulation, broadcast over radio, television or telecommunications, including electronic display, or conduct any seminar or meeting relating to the offer and sale of the Shares whose attendees have been invited by general solicitation or advertising.

(c)             The Shares shall have attached to them, whether through the electronic deposit system of the Canadian Depository for Securities, an ownership statement issued under a direct registration system or other electronic book-entry system, or on certificates that may be issued, as applicable, any legends as may be prescribed by The Depository Trust Company in addition to the legends set out in the Subscription Agreements.

(d)             The Agents agree that all offers and sales of the Shares, by the Agents, prior to the expiration of the applicable distribution compliance period specified in Regulation S under the Act shall be made in compliance with the provisions of Rule 903 or Rule 904 under said Act; pursuant to registration of the Shares under the Act; or pursuant to an exemption from the registration requirements of the Act.

5.             Agreements.

The Company agrees with the Agents that:

(a)             it will incur (or be deemed to incur) on the Stock, Stock East, Stock West and Grey Fox properties, located within the Black Fox Complex:

(i)	First Tranche CDE Resource Expenses in an amount equal to the First Tranche CDE Commitment Amount on or before the First Tranche CDE Termination Date in accordance with the Subscription Agreements and this Agreement and agrees to renounce to the First Tranche CDE Purchaser, with an effective date no later than June 30, 2024, pursuant to subsection 66(12.62) of the Tax Act, First Tranche CDE Resource Expenses in an amount equal to the First Tranche CDE Commitment Amount;

(ii)	Second Tranche CDE Resource Expenses in an amount equal to the Second Tranche CDE Commitment Amount on or before the Second Tranche CDE Termination Date in accordance with the Subscription Agreements and this Agreement and agrees to renounce to the Second Tranche CDE Purchasers, with an effective date no later than December 31, 2024, pursuant to subsection 66(12.62) of the Tax Act, Second Tranche CDE Resource Expenses in an amount equal to the Second Tranche CDE Commitment Amount; and

(iii)	CEE Resource Expenses in an amount equal to the CEE Commitment Amount on or before the CEE Termination Date in accordance with the Subscription Agreements and this Agreement and agrees to renounce to the CEE Purchasers, with an effective date no later than December 31, 2023, pursuant to subsection 66(12.6) of the Tax Act, and in conjunction with subsection 66(12.66) of the Tax Act, CEE Resource Expenses in an amount equal to the CEE Commitment Amount;

(b)             it shall ensure all of the expenses that are renounced by the Company to each CEE Purchaser qualify as Flow-Through Mining Expenditures and Eligible Ontario Exploration Expenditures;

(c)             it shall file with the CRA, within the times prescribed by the Tax Act, all Prescribed Forms, including Statements of Resources Expenses (T101) for the Purchasers, to renounce to:

(i)	the First Tranche CDE Purchaser, First Tranche CDE Resource Expenses in an aggregate amount equal to the First Tranche CDE Commitment Amount with an effective date of no later than June 30, 2024, and provide the First Tranche CDE Purchaser with copies of all such forms as are required to be provided thereto on a timely basis and in any event before the end of the first month after the month in which the renunciation is made, such delivery constituting the authorization of the Company to the First Tranche CDE Purchaser to file such Prescribed Forms with the relevant taxation authorities;

(ii)	the Second Tranche CDE Purchasers, Second Tranche CDE Resource Expenses in an aggregate amount equal to the Second Tranche CDE Commitment Amount with an effective date of no later than December 31, 2024, and provide the Second Tranche CDE Purchasers with copies of all such forms as are required to be provided thereto on a timely basis and in any event before the end of the first month after the month in which the renunciation is made, such delivery constituting the authorization of the Company to the Second Tranche CDE Purchasers to file such Prescribed Forms with the relevant taxation authorities; and

(iii)	the CEE Purchasers, CEE Resource Expenses in an aggregate amount equal to the CEE Commitment Amount with an effective date of no later than December 31, 2023, and provide the CEE Purchasers with copies of all such forms as are required to be provided thereto on a timely basis and in any event on or before March 1, 2024, such delivery constituting the authorization of the Company to the CEE Purchasers to file such Prescribed Forms with the relevant taxation authorities;

(d)             for greater certainty, if the Shares are issued to a Québec Purchaser, it shall deliver to that Québec Purchaser the prescribed RL-11 Forms;

(e)             upon it becoming aware that on completion of a CRA review or audit of the Resource Expenses spent by the Company, that CRA intends to challenge or deny the deduction of some or all of the Resource Expenses renounced to the Purchasers pursuant to the Subscription Agreements, the Company will notify the Agents and the Purchasers immediately, and upon the Company becoming aware of the fact that the amounts purportedly renounced pursuant to the Subscription Agreements exceeds the amounts that it is entitled to renounce under the Tax Act, the Company will notify the Agents and the Purchasers immediately and comply with subsection 66(12.73) of the Tax Act, including the filing with the CRA of the statements contemplated therein, in an expeditious manner, copies of which will be sent concurrently to the Agents and the Purchasers;

(f)             it shall incur and renounce:

(i)	to the First Tranche CDE Purchaser, First Tranche CDE Resource Expenses in an amount equal to the First Tranche CDE Commitment Amount, prior to renouncing CDE Resource Expenses pursuant to (i) any Subscription Agreement entered into with a Second Tranche CDE Purchaser (collectively the "Second Tranche CDE Subscription Agreements"), and (ii) any other agreement which the Company may enter into with any person with respect to the issue of flow-through shares (as defined under subsection 66(15) of the Tax Act) after the date it has entered into the First Tranche CDE Subscription Agreement. The Company shall not, without the prior written consent of the First Tranche CDE Purchaser (which consent may not be unreasonably withheld), enter into any other agreement which would prevent or restrict its ability to renounce First Tranche CDE Resource Expenses to the First Tranche CDE Purchaser in the amount of the First Tranche CDE Commitment Amount. If the Company is required under the Tax Act or otherwise to reduce CDE Resource Expenses previously renounced, the Company shall not reduce First Tranche CDE Resource Expenses renounced to the First Tranche CDE Purchaser under the First Tranche CDE Subscription Agreement until it has first reduced to the extent possible all CDE renounced to persons under subscription and renunciation agreements for flow-through shares entered into after the date it has entered into the First Tranche CDE Subscription Agreement. Such reduction (if any) shall be without any prejudice to any other rights the First Tranche CDE Purchaser may have under the First Tranche CDE Subscription Agreement or this Agreement. For greater certainty, if the Company is required under the Tax Act or otherwise to reduce CDE Resource Expenses previously renounced, the Company shall not reduce the First Tranche CDE Resource Expenses renounced to the First Tranche CDE Purchaser pursuant to the First Tranche CDE Subscription Agreement if the reduction relates to CDE Resource Expenses renounced to the Second Tranche CDE Purchasers under the Second Tranche CDE Subscription Agreements;

(ii)	Second Tranche CDE Resource Expenses pursuant to the Second Tranche CDE Subscription Agreements pro rata by the number of flow-through shares issued or to be issued pursuant thereto before incurring and renouncing CDE pursuant to any other agreement which the Company may enter into with any person with respect to the issue of flow-through shares (as defined under subsection 66(15) of the Tax Act) after the date it has entered into the Second Tranche CDE Subscription Agreements. Notwithstanding the foregoing, and for greater certainty, the Company shall incur and renounce First Tranche CDE Resource Expenses in an amount equal to the First Tranche CDE Commitment Amount pursuant to the First Tranche CDE Subscription Agreement prior to renouncing Second Tranche CDE Resource Expenses pursuant to the Second Tranche CDE Subscription Agreements. The Company shall not, without the prior written consent of the Second Tranche CDE Purchasers (which consent may not be unreasonably withheld) enter into any other agreement which would prevent or restrict its ability to renounce Second Tranche CDE Resource Expenses to the Second Tranche CDE Purchasers in an aggregate amount equal to the Second Tranche CDE Commitment Amount. If the Company is required under the Tax Act or otherwise to reduce Second Tranche CDE Resource Expenses previously renounced to the Second Tranche CDE Purchasers, other than CDE Resource Expenses renounced under the First Tranche CDE Subscription Agreement, the reduction shall be made pro rata by the number of flow-through shares issued or to be issued pursuant to the Second Tranche CDE Subscription Agreements but the Company shall not reduce Second Tranche CDE Resource Expenses renounced to the Second Tranche CDE Purchasers under such agreements until it has first reduced to the extent possible all CDE renounced to persons under subscription and renunciation agreements for flow-through shares entered into after the date it has entered into the Second Tranche CDE Subscription Agreements. Such reductions shall be without any prejudice to any other rights the Second Tranche CDE Purchasers may have under the Second Tranche CDE Subscription Agreements or this Agreement. Notwithstanding the foregoing, if the Company is required under the Tax Act or otherwise to reduce CDE Resource Expenses previously renounced, the Company shall not reduce the Second Tranche CDE Resource Expenses renounced to the Second Tranche CDE Purchasers pursuant to the Second Tranche CDE Subscription Agreements if any such reduction relates to CDE Resource Expenses that were renounced to the First Tranche CDE Purchaser under the First Tranche CDE Subscription Agreement; and

(iii)	CEE Resource Expenses pursuant to the Subscription Agreements with respect to CEE (the “CEE Agreements”) pro rata by the number of flow-through shares issued or to be issued pursuant thereto before incurring and renouncing CEE pursuant to any other agreement which the Company may enter into with any person with respect to the issue of flow-through shares (as defined under subsection 66(15) of the Tax Act) after the Closing Date. The Company shall not, without the prior written consent of the CEE Purchasers (which consent may not be unreasonably withheld) enter into any other agreement which would prevent or restrict its ability to renounce CEE Resource Expenses to the CEE Purchasers in an aggregate amount equal to the CEE Commitment Amount. If the Company is required under the Tax Act or otherwise to reduce CEE Resource Expenses previously renounced to the CEE Purchasers, the reduction shall be made pro rata by the number of flow-through shares issued or to be issued pursuant to the CEE Agreements but the Company shall not reduce CEE Resource Expenses renounced to the CEE Purchasers under such agreements until it has first reduced to the extent possible all CEE renounced to persons under subscription and renunciation agreements for flow-through shares entered into after the Closing Date. Such reductions shall be without any prejudice to any other rights the CEE Purchasers may have under the Subscription Agreements;

(g)             the expenditures to be renounced by it to the Purchasers:

(i)	will be CDE Resource Expenses or CEE Resource Expenses on the effective date of the renunciation, as applicable;

(ii)	in the case of CDE Resource Expenses, will not include the amount of any assistance described in paragraph 66(12.62)(a) of the Tax Act, expenses that are “Canadian exploration and development overhead expenses” (as defined in the regulations to the Tax Act for purposes of paragraph 66(12.62)(b) of the Tax Act) of the Company, specified expenses that are described in paragraph (e) of the definition of “Canadian development expense” in subsection 66.2(5) of the Tax Act or that are described in paragraph (f) of that definition because of the reference in the latter paragraph to paragraph (e), or any expenses for prepaid services or rent that do not qualify as outlays and expenses for the period as described in the definition of “expense” in subsection 66(15) of the Tax Act;

(iii)	in the case of CEE Resource Expenses, will not include the amount of any assistance described in paragraph 66(12.6)(a), expenses that are “Canadian exploration and development overhead expenses” (as defined in the regulations to the Tax Act for purposes of paragraph 66(12.6)(b) of the Tax Act) of the Company, amounts which constitute specified expenses for seismic data described in paragraph 66(12.6)(b.1) of the Tax Act or any expenses for prepaid services or rent that do not qualify as outlays and expenses for the period as described in the definition of “expense” in subsection 66(15) of the Tax Act;

(iv)	will not include any amount that has previously been renounced by the Company to a Purchaser or to any other person;

(v)	are amounts in respect of which the Company would be entitled to a deduction for purposes of Part I of the Tax Act but for the renunciation to a Purchaser; and

(vi)	will not be subject to any reduction or reduction order under subsection 66(12.73) of the Tax Act;

(h)             it shall not be subject to the provisions of subsection 66(12.67) of the Tax Act in a manner which impairs its ability to:

(i)	renounce First Tranche CDE Resource Expenses to the First Tranche CDE Purchaser in an amount equal to the First Tranche CDE Commitment Amount and the Company shall not reduce the amount renounced to the First Tranche CDE Purchaser pursuant to subsection 66(12.62) of the Tax Act. The Company shall notify the First Tranche CDE Purchaser and the Agents in the event that it becomes aware of or is informed of an issue in relation to its ability to claim such First Tranche CDE Resource Expenses;

(ii)	renounce Second Tranche CDE Resource Expenses to the Second Tranche CDE Purchasers in an amount equal to the Second Tranche CDE Commitment Amount and the Company shall not reduce the amount renounced to the Second Tranche CDE Purchasers pursuant to subsection 66(12.62) of the Tax Act. The Company shall notify the Second Tranche CDE Purchasers and the Agents in the event that it becomes aware of or is informed of an issue in relation to its ability to claim such Second Tranche CDE Resource Expenses; and

(iii)	renounce CEE Resource Expenses to the CEE Purchasers in an amount equal to the CEE Commitment Amount and the Company shall not reduce the amount renounced to the CEE Purchasers pursuant to subsection 66(12.6) of the Tax Act. The Company shall notify the CEE Purchasers and the Agents in the event that it becomes aware of or is informed of an issue in relation to its ability to claim such CEE Resource Expenses;

(i)             if it receives, or becomes entitled to receive, or may reasonably be expected to receive, any assistance which is described in the definition of “assistance” under subsection 66(15) of the Tax Act and the receipt of or entitlement or reasonable expectation to receive such assistance has or will have the effect of:

(i)	reducing the amount of CDE validly renounced to the First Tranche CDE Purchaser under the Subscription Agreements to less than the First Tranche CDE Commitment Amount, then the Company will incur additional First Tranche CDE Resource Expenses using funds from sources other than the CDE Commitment Amount (or the CEE Commitment Amount) in an amount equal to such assistance, such that the aggregate First Tranche CDE Resource Expenses renounced to the First Tranche CDE Purchaser effective no later than June 30, 2024 pursuant to the terms of the Subscription Agreements will not be less than nor exceed the First Tranche CDE Commitment Amount;

(ii)	reducing the amount of CDE validly renounced to the Second Tranche CDE Purchasers under the Subscription Agreements to less than the Second Tranche CDE Commitment Amount, then the Company will incur additional Second Tranche CDE Resource Expenses using funds from sources other than the CDE Commitment Amount (or the CEE Commitment Amount) in an amount equal to such assistance, such that the aggregate Second Tranche CDE Resource Expenses renounced to the Second Tranche CDE Purchasers effective no later than December 31, 2024 pursuant to the terms of the Subscription Agreements will not be less than nor exceed the Second Tranche CDE Commitment Amount; and

(iii)	reducing the amount of CEE validly renounced to the CEE Purchasers under the Subscription Agreements to less than the CEE Commitment Amount, then the Company will incur additional CEE Resource Expenses using funds from sources other than the CEE Commitment Amount (or the CDE Commitment Amount) in an amount equal to such assistance, such that the aggregate CEE Resource Expenses renounced to the CEE Purchasers effective no later than December 31, 2023 pursuant to the terms of the Subscription Agreements will not be less than nor exceed the CEE Commitment Amount;

(j)             it shall use the Commitment Amount received under the Subscription Agreements solely to incur (or be deemed to incur) Resource Expenses on the Company’s directly or indirectly held mineral resource properties in Ontario, and in that regard shall have, prior to the Closing Date, entered into all farm-in or other agreements as are necessary to obtain a working interest in properties upon which such expenditures are made;

(k)             it shall timely file with the CRA and any applicable provincial tax authority any return required to be filed under Part XII.6 of the Tax Act (or any corresponding provision of applicable provincial law) in respect of the particular year, and will pay any tax or other amount owing in respect of that return on a timely basis;

(l)             if it amalgamates or merges with any one or more companies, any shares issued to or held by a Purchaser as a replacement for the Shares as a result of such amalgamation or merger will qualify as “flow-through shares” as defined in subsection 66(15) of the Tax Act and in particular will not be “prescribed shares” as defined in section 6202.1 of the regulations to the Tax Act;

(m)            it shall not enter into any other agreement which would prevent or restrict its ability to renounce Resource Expenses to the Purchasers in the amount equal to the Commitment Amount;

(n)             if it does not renounce to a Purchaser:

(i)	in the case of the First Tranche CDE Purchaser, effective on or before June 30, 2024, First Tranche CDE Resource Expenses equal to the First Tranche CDE Commitment Amount,

(ii)	in the case of a Second Tranche CDE Purchaser, effective on or before December 31, 2024, Second Tranche CDE Resource Expenses equal to their portion of the Second Tranche CDE Commitment Amount (as determined under their applicable Subscription Agreement), and

(iii)	in the case of a CEE Purchaser, effective on or before December 31, 2023, CEE Resource Expenses equal to their portion of the CEE Commitment Amount (as determined under their applicable Subscription Agreement), and provided the particular Purchaser is not in breach of any of its representations, warranties or covenants which would prevent the renunciation of such expenses, the Company shall indemnify and hold harmless the Purchaser and each of the partners thereof if the Purchaser is a partnership or a limited partnership (for the purposes of this paragraph each an “Indemnified Person”) as to, and pay in settlement thereof to the Indemnified Person within 20 days of such failure to renounce, an amount equal to the amount of any tax (within the meaning of “excluded obligation” in paragraph 6202.1(5)(c) of the regulations to the Tax Act) payable under the Tax Act (and under any corresponding provincial legislation) by any Indemnified Person as a consequence of such failure. If the amount renounced to the Purchaser hereunder is reduced pursuant to subsection 66(12.73) of the Tax Act, the Company shall indemnify and hold harmless each Indemnified Person as to, and pay in settlement thereof to the Indemnified Person within 20 days following the receipt by an Indemnified Person of a notice of assessment or reassessment issued by the relevant tax authorities to the Indemnified Person (the “Indemnified Person Assessment”) and that is communicated in writing to the Company including a complete copy of the Indemnified Person Assessment, an amount equal to the amount of any tax (within the meaning of “excluded obligation” in paragraph 6202.1(5)(c) of the regulations to the Tax Act) payable under the Tax Act (and under any corresponding provincial legislation) by the Indemnified Person as a consequence of such reduction. Nothing in this paragraph shall derogate from any rights or remedies the Purchaser may have at common law or civil law with respect to liabilities other than those payable under the Tax Act. For certainty, the foregoing indemnity shall have no force or effect and the Purchaser shall not have any recourse or rights of action to the extent that such indemnity, recourse or rights of action would otherwise cause the Shares to be “prescribed shares” within the meaning of section 6202.1 of the regulations to the Tax Act. To the extent that any person entitled to be indemnified under this section is not a party to this Agreement, the Agents shall obtain and hold the rights and benefits of this Agreement in trust for, and on behalf of, such person and such person (or the Agents on such person’s behalf) shall be entitled to enforce the provisions of this section notwithstanding that such person is not a party to this Agreement;

(o)             it shall file with CRA within the time prescribed by subsection 66(12.68) of the Tax Act, the forms prescribed for the purposes of such legislation together with a copy of a Subscription Agreement and any “selling instrument” contemplated by such legislation or by this Agreement, necessary to renounce Resource Expenses equal to the Commitment Amount and shall forthwith following such filings provide to the Purchasers and the Agents copies of such forms certified by an officer of the Company;

(p)             it shall be required to file, and will duly file, Canadian income tax returns for all taxation years of the Company, which include dates within the First Tranche CDE Expenditure Period, Second Tranche CDE Expenditure Period, and CEE Expenditure Period;

(q)             it shall perform and carry out all acts and things to be completed by it as provided in the Subscription Agreements;

(r)              it will not knowingly renounce any Resource Expense to any trust, corporation or partnership with which the Company has a “prohibited relationship” as defined in subsection 66(12.671) of the Tax Act;

(s)             it will use its commercially reasonable efforts to list the Shares on the NYSE and the TSX, and during the period hereof until the date eighteen months from the date hereof, maintain the listing of the Common Stock of the Company, including the Shares listed on the NYSE, the TSX or another national stock exchange, and maintain its status as a “reporting issuer” under the applicable Canadian Securities Laws under which it currently is a reporting issuer (or the equivalent) in the Canadian Jurisdictions;

(t)             it will not without the prior written consent of the Agents (such consent not to be unreasonably withheld), issue, offer, sell, contract to sell, pledge, or otherwise dispose of or enter into any transaction which is designed to, or might reasonably be expected to, result in the disposition (whether by actual disposition or effective economic disposition due to cash settlement or otherwise) by the Company or any affiliate of the Company, directly or indirectly, including the filing (or participation in the filing) of a registration statement or prospectus with the Commission or any Canadian Regulator or the Autorité des marchés financiers in Quebec in respect of, or establish or increase a put equivalent position or liquidate or decrease a call equivalent position within the meaning of Section 16 of the Exchange Act, with respect to any other shares of Common Stock of the Company or any securities convertible into, or exercisable or exchangeable for, such Common Stock of the Company, or publicly announce an intention to effect any such transaction, until or after April 15, 2024, except that the Company may (i) file any registration statement on Form S-8 designed to register or replace any equity plan or arrangement described in the Public Record, (ii) issue and sell Common Stock of the Company or grant performance shares, stock appreciation rights, options or other equity-based awards pursuant to any employee stock option plan, stock ownership plan or dividend reinvestment plan of the Company in effect at the date of this Agreement and disclosed in the Public Record, (iii) issue Common Stock of the Company issuable upon the conversion of securities or the exercise of warrants or options outstanding at the date of this Agreement and disclosed in the Public Record, or (iv) issue Common Stock of the Company to a seller in connection with the acquisition by the Company of mineral properties or other entities engaged in the mining business (including, without limitation, pursuant to an option agreement, joint venture or asset purchase), provided that the aggregate number of shares of Common Stock of the Company issued in connection with such transactions shall not exceed 10% of the number of shares of Common Stock of the Company outstanding as of the Closing Date; provided, however, that, except in the circumstance of an unsolicited bid, any such securities issued may not be subsequently disposed of until or after April 15, 2024 by any recipient of such shares who, subsequent to such transaction, beneficially owns more than 1% of the Common Stock of the Company outstanding as of the Closing Date;

(u)             it will execute and file with the Canadian Regulators, the Commission, the TSX and the NYSE all forms, notices and certificates required to be filed by the Company pursuant to Canadian Securities Laws, U.S. securities laws, and the policies of the TSX and the NYSE in the time required, including, for greater certainty, Form 45-106F1, of National Instrument 45-106;

(v)             to the extent that the Company is required, it has, and will, comply with all applicable securities laws (including Canadian Securities Laws) and other applicable laws, rules and regulations, including, without limitation, Sarbanes-Oxley, and will use its best efforts to cause the Company’s directors and officers, in their capacities as such, to comply with such laws, rules and regulations, including, without limitation, the provisions of Sarbanes-Oxley;

(w)             the Company will pay at the time of closing on the Closing Date all reasonable costs and expenses incident to the performance of its obligations under this Agreement and the Subscription Agreements, including (i) the preparation and filing with the Commission or the Canadian Regulators, as the case may be, of any required filings, (ii) the preparation and delivery to the Agents of this Agreement and the Subscription Agreements and such other documents as may be required in connection with the Offering, purchase, sale, issuance or delivery of the Shares, (iii) the preparation, issuance and delivery of the certificates, as applicable, for any transfer taxes and any stamp or other duties payable upon the sale, issuance or delivery of the Shares to the Agents, (iv) the fees and disbursements of the Company’s legal counsel, accountants and other advisors, (v) the listing of the Shares on the NYSE and the TSX, including filing fees and all other correspondence, submissions and filings with the NYSE and the TSX (vi) the fees and expenses of any transfer Agents or registrar for the Shares, and (viii) the Agents’ expenses as set forth in Section 7 hereof;

(x)             the Company shall provide the Agents with a draft of any press release to be issued in connection with the Offering for the Agents review; and

(y)            on request and upon advice from legal counsel, the Company will use commercially reasonable efforts to cause to be removed any legends contained on the certificates representing the Shares, as may be permitted under applicable securities laws.

6.           Conditions to the Obligations of the Agents. The obligations of the Agents to purchase the Shares shall be subject to the accuracy of the representations and warranties on the part of the Company contained herein as of the Closing Date, to the accuracy of the statements of the Company made in any certificates pursuant to the provisions hereof, to the performance by the Company of its obligations hereunder and to the following additional conditions: (a)           The Agents shall have received confirmation from each of Hogan Lovells US LLP and Bennett Jones LLP that there are no material claims to which its representation has been sought and that are outstanding in respect of the Company.

(b)             The Company shall have requested and caused each of Polsinelli PC, U.S. counsel for the Company, and Bennett Jones LLP, Canadian counsel for the Company, to have furnished to the Agents opinions, in form and substance satisfactory to the Agents and their counsel, dated the Closing Date and addressed to the Agents relating to (i) customary corporate opinions in relation to the Company and 10393444 Canada Inc., (ii) the Shares being “flow-through shares”, as defined in subsection 66(15) of the Tax Act, and not “prescribed shares” within the meaning of section 6202.1 of the regulations to the Tax Act; and (iii) the CEE Shares being “Ontario focused flow-through shares” within the meaning of subsection 103(7) of the Taxation Act, 2007 (Ontario).

(c)             The Company shall have furnished to the Agents, in form and substance satisfactory to the Agents and their counsel, a title insurance policy in respect of the patented claims, and Bennett Jones LLP to have furnished a title opinion comprising the unpatented claims, of Stock, Stock East, Stock West and Grey Fox properties located within the Black Fox Complex.

(d)             The Company shall have furnished to the Agents a certificate of the Company, signed by the Chief Executive Officer and the Chief Financial Officer of the Company or any other officers of the Company acceptable to the Agents, in their discretion, dated the Closing Date to the effect that the signers of such certificate have carefully examined this Agreement and the Subscription Agreements and that:

(i)	the representations and warranties of the Company in this Agreement and the Subscription Agreements are true and correct as of the Closing Date, and the Company has complied with all the agreements and satisfied all the conditions on its part to be performed or satisfied at or prior to the Closing Date; and

(ii)	since the date of the most recent financial statements included in the Public Record, there has been no Material Adverse Effect.

(e)             The Agents shall have received on and as of the Closing Date satisfactory evidence of the good standing of the Company and 10393444 Canada Inc. in its jurisdiction of organization in writing from the appropriate governmental authority of such jurisdiction.

(f)             Prior to, or on, the Closing Date the Company shall have furnished to the Agents such further information, certificates and documents as the Agents may reasonably request.

(g)             The Shares shall have been approved for listing on the NYSE and shall have been conditionally approved for listing, subject to the satisfaction of the customary conditions, on the TSX, subject only to official notice of issuance, and satisfactory evidence of such actions shall have been provided to the Agents.

(h)             The Company represents and covenants that it will only use proceeds of the Offering as agreed to herein and it will not, directly or indirectly, use the proceeds of the Offering, or lend, contribute or otherwise make available such proceeds to any Subsidiary, joint venture partner or other Person:

(i)	to fund or facilitate any activities or business of or with any Person or in any country or territory that, at the time of such funding or facilitation, is the subject of any sanctions administered or enforced by OFAC, the United Nations Security Council, the European Union, Her Majesty’s Treasury, or other relevant sanctions authority (collectively, the “Sanctions”); or

(ii)	in any other manner that will result in a violation of Sanctions by any Person (including any Person participating in the Offering, whether as agent, advisor, investor or otherwise).

The Company represents and covenants that for the past five (5) years, it has not knowingly engaged in, is not now knowingly engaging in, and will not engage in, and will use its best efforts to cause its directors, officers and key personnel not to engage in, any dealings or transactions with any Person, or in any country or territory, that at the time of the dealing or transaction is or was the subject of Sanctions.

(iii)	The Company shall not invest or otherwise use the proceeds received by the Company from its sale of the Shares in such a manner as would require the Company to register as an investment company under the Investment Company Act.

(i)             At the Execution Time, the Company shall have furnished to the Agents a lock-up agreement substantially in the form of Exhibit A to this Agreement from each officer and director of the Company.

If any of the conditions specified in this Section 6 shall not have been fulfilled when and as provided in this Agreement, or if any of the opinions and certificates mentioned above or elsewhere in this Agreement shall not be reasonably satisfactory in form and substance to the Agents and their legal counsel, this Agreement and all obligations of the Agents hereunder may be canceled at, or at any time prior to, the Closing Date by the Agents. Notice of such cancellation shall be given to the Company in writing or by telephone or facsimile confirmed in writing.

The documents required to be delivered by this Section 6 shall be delivered electronically, or at such other place as the Agents, on behalf of the Syndicate, and the Company shall agree upon, on the Closing Date.

7.             Reimbursement of Agents’ Expenses. Whether or not the transactions contemplated herein shall be completed, the Company shall reimburse the Agents on demand for all documented out-of-pocket costs and expenses (including reasonable fees of U.S. and Canadian legal counsel in an amount not to exceed $45,000, excluding taxes and disbursements) that shall have been incurred by them in connection with the proposed purchase and sale of the Shares.

8.             Indemnification and Contribution.

(a)             The Company agrees to indemnify and hold harmless the Agents to the fullest extent permitted by law, from and against any and all losses, claims, damages, obligations, penalties, judgments, awards, and other liabilities (collectively, “Liabilities”), and will fully reimburse the Agents for any and all fees, costs, expenses and disbursements (collectively, “Expenses”), as and when incurred, of investigating, preparing or defending any claim, action, suit, proceeding or investigation, whether or not in connection with pending or threatened litigation or arbitration, and whether or not the Agents is a party (collectively, “Actions”) (including any and all legal and other Expenses in giving testimony or furnishing documents in response to a subpoena or otherwise), arising out of or in connection with advice or services rendered or to be rendered by the Agents pursuant to this Agreement, the transactions contemplated thereby or the Agents’ actions or inactions in connection with any such advice, services or transactions; provided, however, such indemnity agreement shall not apply to any portion of any such Liability or Expense that is found in a final judgment by a court of competent jurisdiction (not subject to further appeal) to have resulted primarily and directly from the gross negligence or willful misconduct of CFCC.

(b)             The indemnification provisions in this section 8 shall be in addition to any liability which the Company may otherwise have and shall extend to the respective affiliated entities, directors, officers, employees and controlling persons (within the meaning of Canadian securities laws) of the Agents.

(c)             If any Action is commenced as to which the Agents proposes to demand indemnification hereunder, it shall notify the Company with reasonable promptness; provided, however, that any failure by the Agents to notify the Company shall not relieve the Company from its obligations hereunder. The Agents shall have the right to retain counsel of their own choice to represent them, and the Company shall pay the Expenses of such counsel; and such counsel shall, to the extent consistent with its professional responsibilities, cooperate with the Company and any counsel designated by the Company. The Company shall be liable for any settlement of any claim against the Agents made with the Company’s written consent, which consent shall not be unreasonably withheld. The Company shall not, without the prior written consent of CFCC, settle or compromise any claim, or permit a default or consent to the entry of any judgment, in any Action in respect of which indemnification may be sought hereunder.

(d)             In order to provide for just and equitable contribution, if a claim for indemnification pursuant to the indemnification provisions in this section 8 is made but it is found in a final judgment by a court of competent jurisdiction (not subject to further appeal) that such indemnification may not be enforced in such case, even though the express provisions hereof provide for indemnification in such case, then the Company, on the one hand, and the Agents, on the other hand, shall contribute to the Liabilities and Expenses to which the indemnified persons may be subject in accordance with the relative benefits received by the Company, on the one hand, and the Agents, on the other hand, and also the relative fault of the Company, on the one hand, and the Agents, on the other hand, in connection with the statements, acts or omissions which resulted in such Liabilities and Expenses.

(e)             The Company agrees for purposes of paragraph (d) that the relative benefits to the Company and the Agents of any contemplated Offering (whether or not consummated) shall be deemed to be in the same proportion as the total value paid or issued or contemplated to be paid or issued to or by the Company or its security holders or subsidiaries in connection with such Offering bears to the fees paid or payable to the Agents under this Agreement. Notwithstanding the foregoing, neither Agent shall be obligated to contribute any amount pursuant to this section 8 that exceeds the amount of fees previously received by such Agent pursuant to this Agreement.

(f)             Where an Agent has purchased Shares as principal for their own account, the indemnities in this Section 8 shall not apply to the extent that such indemnities would otherwise cause the Shares to become “prescribed shares” within the meaning of Section 6202.1 of the regulations to the Tax Act.

9.             Termination.

(a)             This Agreement shall be subject to termination in the absolute discretion of the Agents, by notice given to the Company prior to delivery of and payment for the Shares, if at any time prior to such time (i) there should be discovered any material fact which existed as of the date hereof but which has not been publicly disclosed which, in the opinion of the Agents, acting reasonably, has or would be expected to have a Material Adverse Effect on the market price or the value of the Common Stock of the Company; (ii) there is, in the opinion of the Agents, acting reasonably, a material change or a change in any material fact or a new material fact shall arise which would be expected to have a Material Adverse Effect on the business, affairs, operations or profitability of the Company or its Subsidiaries (taken as a whole) or on the market price or the value of the Common Stock of the Company; (iii) there should develop, occur or come into effect any event of any nature, including, without limitation, an act of terrorism, accident, or new or change in governmental law or regulation or other condition or financial occurrence of national or international consequence, which, in the opinion of the Agents, acting reasonably, seriously adversely affects or involves, or would seriously adversely affect and involve, the financial markets in Canada or in the United States or the business, affairs, operations or profitability of the Company or its Subsidiaries (taken as a whole) or the market price or the value of the Common Stock of the Company, including, for greater certainty, any serious adverse effect caused by any escalation in the severity of the COVID-19 pandemic; (iv) any inquiry, action, suit, proceeding or investigation (whether formal or informal) including, without limitation, relating to matters of regulatory transgression or unlawful conduct, is commenced, announced or threatened in relation to the Company, its Subsidiaries or any of their respective officers or directors, which, in the opinion of the Agents, acting reasonably, prevents or materially restricts the distribution or trading of the Common Stock of the Company or which has or would be expected to have a Material Adverse Effect on the market price or the value of the Common Stock of the Company; (v) any order to cease trading in securities of the Company is made or threatened by a the Canadian Regulators or the Commission; (vi) the state of the financial markets in Canada or elsewhere where it is planned to market the Shares is such that in the reasonable opinion of the Agents, the Shares cannot be marketed profitably; or (vii) the Company is in breach of any material term, condition or covenant of this Agreement or any material representation or warranty given by the Company in this Agreement becomes or is false.

(b)             The rights of termination contained in Section 9(a) may be exercised by the Agents and are in addition to any other rights or remedies the Agents may have in respect of any default, act or failure to act or non-compliance by the Company in respect of any of the matters contemplated by this Agreement or otherwise. In the event of any such termination, there shall be no further liability on the part of the Agents to the Company or on the part of the Company to the Agents, except that the Company shall be obligated to reimburse the expenses of the Agents and except in respect of any liability which may have arisen prior to or arise after such termination under Sections 8 and 14.

10.             Representations and Indemnities to Survive. The respective agreements, representations, warranties, indemnities and other statements of the Company or its officers or its directors and of the Agents set forth in or made pursuant to this Agreement will remain in full force and effect, regardless of any investigation made by or on behalf of the Agents or the Company or any of the affiliates, officers, directors, employees, agents, or controlling persons referred to in Section 8 hereof, and will survive delivery of and payment for the Shares. The provisions of Sections 7 and 8 hereof shall survive the termination or cancellation of this Agreement.

11.            Obligations of the Agents. In performing their respective obligations under this Agreement, the Agents shall be acting severally and neither jointly nor jointly and severally. Nothing in this Agreement is intended to create any relationship in the nature of a partnership or joint venture among any of the Agents. The Agents’ respective obligations and rights and benefits hereunder shall be as to the following percentages:

(a)	CFCC	-	60%

(b)	Roth Capital Partners, LLC	-	40%

12.           Notices All communications hereunder will be in writing and effective only on receipt, and:

(a)             if sent to the Agents, will be mailed, delivered or electronically to:

Cantor Fitzgerald Canada Corporation

181 University Avenue, Suite 1500

Toronto, Ontario, Canada M5H 3M7

Attention: Graham Moylan (email: gmoylan@cantor.com) and IBD Legal (email: #legal-IBD@cantor.com)

with a copy (which shall not constitute notice) to:

Fasken Martineau DuMoulin LLP, Canadian counsel for the Agents
333 Bay Street, Suite 2400
Toronto, Ontario M5H 2T6

Attention: Alex Nikolic (email: anikolic@fasken.com)

Cooley LLP, U.S. counsel for the Agents
55 Hudson Yards
New York, NY 10001-2157

Attention: Daniel I. Goldberg (email: dgoldberg@cooley.com)

(b)             or, if sent to the Company, will be mailed, delivered or telefaxed to:

150 King Street West, Suite 2800
Toronto, Ontario, Canada M5H 1J9

Attention: Robert McEwen (email: notice@mcewenmining.com)

With a copy (which shall not constitute notice) to:

Hogan Lovells US LLP
1601 Wewatta St., Suite 900
Denver Colorado 80202

Attention: George Hagerty (email: george.hagerty@hoganlovells.com)

Bennett Jones LLP
3400 One First Canadian Place
Toronto, Ontario, Canada M5X 1A4

Attention: Michael Melanson (email: melansonm@bennettjones.com)

13.             Successors, Assignments and Third-Party Beneficiaries. This Agreement will inure to the benefit of and be binding upon the parties to this Agreement and their respective successors and the affiliates, officers, directors, employees, agents and controlling persons referred to in Section 8 hereof, to the extent set forth in Section 8 hereof, and no other person will have any right or obligation hereunder.

14.           Severability. The invalidity or unenforceability of any section, paragraph or provision of this Agreement shall not affect the validity or enforceability of any other section, paragraph or provision hereof. If any section, paragraph or provision of this Agreement is for any reason determined to be invalid or unenforceable, there shall be deemed to be made such minor changes (and only such minor changes) as are necessary to make it valid and enforceable.

15.           Governing Law Provisions. This Agreement will be governed by and construed in accordance with the laws of the Province of Ontario and the federal laws of Canada applicable therein, without regard to the conflicts of laws principles thereof. Any legal suit, action or proceeding arising out of or based upon this Agreement or the transactions contemplated hereby may be instituted in the courts of the Province of Ontario (collectively, the “Specified Courts”), and each party irrevocably submits to the exclusive jurisdiction (except for proceedings instituted in regard to the enforcement of a judgment of any such court, as to which such jurisdiction is non-exclusive) of such courts in any such suit, action or proceeding. Service of any process, summons, notice or document by mail to such party’s address set forth above shall be effective service of process for any suit, action or other proceeding brought in any such court. The parties irrevocably and unconditionally waive any objection to the laying of venue of any suit, action or other proceeding in the Specified Courts and irrevocably and unconditionally waive and agree not to plead or claim in any such court that any such suit, action or other proceeding brought in any such court has been brought in an inconvenient forum.

16.           Waiver of Jury Trial. Each party hereby irrevocably waives, to the fullest extent permitted by applicable law, any and all right to trial by jury in any legal proceeding arising out of or relating to this Agreement or the transactions contemplated hereby.

17.           Counterparts. This Agreement may be signed in one or more counterparts, including by facsimile or other electronic means, each of which shall constitute an original and all of which together shall constitute one and the same agreement.

18.           Headings. The section, schedule and exhibit headings used herein are for convenience only and shall not affect the construction hereof.

19.           Currency. All references in this Agreement to “Dollars” and “$” mean Canadian dollars, unless otherwise specified.

20.           Definitions. The terms that follow, when used in this Agreement, shall have the meanings indicated.

“Act” shall mean the U.S. Securities Act of 1933, as amended, and the rules and regulations of the Commission promulgated thereunder.

“Business Day” shall mean any day other than a Saturday, a Sunday or a legal holiday or a day on which banking institutions or trust companies are authorized or obligated by law to close in Toronto, Ontario.

“Canadian Development Expenses” or “CDE” means an expense as described in the definition of “Canadian development expense” in subsection 66.2(5) of the Tax Act, other than amounts which are: (i) assistance described in paragraph 66(12.62)(a) of the Tax Act; (ii) prescribed to be Canadian exploration and development overhead expenses for purposes of paragraph 66(12.62)(b) of the Tax Act; (iii) specified expenses that are described in paragraph (e) of the definition of “Canadian development expense” in subsection 66.2(5) of the Tax Act or that are described in paragraph (f) of that definition because of the reference in the latter paragraph to paragraph (e); or (iv) any expenses for prepaid services or rent that do not qualify as outlays and expenses for the period as described in the definition of “expense” in subsection 66(15) of the Tax Act.

“Canadian Exploration Expenses” or “CEE” means the expenses described in paragraph (f) of the definition of “Canadian exploration expense” in subsection 66.1(6) of the Tax Act, or that would be described in paragraph (h) of that definition if the reference therein to “paragraphs (a) to (d) and (f) to (g.4)” were a reference to “paragraph (f)”, excluding Canadian exploration expenses to the extent of the amount of any assistance described in paragraph 66(12.6)(a) of the Tax Act, amounts which are prescribed to constitute “Canadian exploration and development overhead expense” for purposes of paragraph 66(12.6)(b) of the Tax Act, any expenditures described in paragraph 66(12.6)(b.1) of the Tax Act, and any expenses for prepaid services or rent that do not qualify as outlays and expenses for the period as described in the definition of “expense” in subsection 66(15) of the Tax Act.

“Canadian Jurisdictions” means all of the provinces of Canada.

“Canadian Regulators” means the securities regulatory authorities of the Canadian Jurisdictions.

“Canadian Securities Laws” means the securities acts or similar statues of the Canadian Jurisdictions and all applicable regulations, rules, policy statements, national instruments, notices and blanket orders or rulings thereunder.

“Commission” shall mean the U.S. Securities and Exchange Commission.

“CDE Commitment Amount” means the aggregate amount paid for the CDE Shares on the Closing Date.

“CDE Purchasers” means the purchasers of the CDE Shares from the Company pursuant to the Offering.

“CDE Resource Expenses” means the First Tranche CDE Resource Expenses and the Second Tranche CDE Resource Expenses.

“CEE Commitment Amount” means the aggregate amount paid for the CEE Shares on the Closing Date.

“CEE Expenditure Period” means the period commencing on the date of acceptance of the Subscription Agreements and ending on the earlier of:

(a)	the date on which the CEE Commitment Amount has been fully expended in accordance with the terms thereof; and

(b)	the CEE Termination Date.

“CEE Purchasers” means the purchasers of the CEE Shares from the Company pursuant to the Offering.

“CEE Resource Expenses” means expenses which are CEE, which shall also qualify as Flow-Through Mining Expenditures and Eligible Ontario Exploration Expenditures, and that are incurred (or deemed to be incurred) on or after the Closing Date and on or before the CEE Termination Date, and which may be renounced by the Company pursuant to subsection 66(12.6) of the Tax Act, in conjunction with subsection 66(12.66) of the Tax Act, as necessary, with an effective date not later than December 31, 2023 and in respect of which, but for the renunciation, the Company would be entitled to a deduction from income for income tax purposes.

“CEE Termination Date” means December 31, 2024.

“Commitment Amount” means together, the CDE Commitment Amount and the CEE Commitment Amount.

“CRA” means Canada Revenue Agency.

“Eligible Ontario Exploration Expenditures” means “eligible Ontario exploration expenditures” within the meaning of the Taxation Act, 2007 (Ontario);

“Exchange Act” shall mean the U.S. Securities Exchange Act of 1934, as amended, and the rules and regulations of the Commission promulgated thereunder.

“First Tranche CDE Commitment Amount” means the aggregate amount paid for the CDE Shares issued pursuant to the First Tranche CDE Subscription Agreement on the Closing Date.

“First Tranche CDE Expenditure Period” means the period commencing on the date of acceptance of the Subscription Agreements and ending on the earlier of:

(a)	the date on which the First Tranche CDE Commitment Amount has been fully expended in accordance with the terms thereof; and

(b)	the First Tranche CDE Termination Date.

“First Tranche CDE Purchaser” means the Purchaser under the First Tranche CDE Subscription Agreement.

“First Tranche CDE Resource Expenses” means expenses which are CDE incurred during the First Tranche CDE Expenditure Period which may be renounced by the Company pursuant to subsection 66(12.62) of the Tax Act with an effective date not later than June 30, 2024 and in respect of which, but for the renunciation, the Company would be entitled to a deduction from income for income tax purposes.

“First Tranche CDE Subscription Agreement” means the Subscription Agreement entered into between the Company and PearTree Securities Inc., on behalf of Disclosed Principal, under which the Company has an obligation to renounce an amount to such Purchaser with an effective date of no later than June 30, 2024.

“First Tranche CDE Termination Date” means June 30, 2024.

“Flow-Through Mining Expenditure” means an expense which will, once renounced to a Purchaser, be a “flow-through mining expenditure” (as defined in subsection 127(9) of the Tax Act) of the Purchaser or, where the Purchaser is a partnership, of the members of the Purchaser to the extent of their respective shares of the expense so renounced;

“Follow-On Transactions” has the meaning ascribed to such term in Section 1.2(a) hereof.

“Governmental Authority” means (i) any federal, provincial, state, local, municipal, national or international government or governmental authority, regulatory or administrative agency, governmental commission, department, board, bureau, agency or instrumentality, court, tribunal, arbitrator or arbitral body (public or private); (ii) any self-regulatory organization; or (iii) any political subdivision of any of the foregoing.

“Material Adverse Effect” shall mean any event or occurrence that (i) is reasonably likely to be expected to have a material adverse effect on the performance of this Agreement or the consummation of any of the transactions contemplated hereby, in each case, on a timely basis; or (ii) could reasonably be expected to have a material adverse effect on the condition (financial or otherwise), prospects, earnings, business, assets, liabilities (contingent or otherwise) or properties of the Company and its Subsidiaries, taken as a whole, whether or not arising from transactions in the ordinary course of business.

“Prescribed Forms” means the forms prescribed from time to time under subsection 66(12.7) of the Tax Act, section 359.12 of the Québec Tax Act, or pursuant to any other applicable provincial law filed or to be filed by the Company within the prescribed times renouncing to the Purchasers the Resource Expenses incurred pursuant to the Subscription Agreements;

“Public Record” means all documents filed by the Company with the securities commissions in Canada under applicable Canadian Securities Laws or with the Commission since January 1, 2021.

“Public Record Qualification” has the meaning ascribed to such term in Section 1.1(c) hereof.

“Purchasers” means together, the CDE Purchasers and the CEE Purchasers.

“Québec Purchaser” means a Purchaser (i) that is resident in Québec for purposes of the Taxation Act (Québec) or that is otherwise liable to pay tax in Québec, or a Purchaser that is a partnership or a limited partnership, of which any partner thereof is resident in Québec for the purposes of the Taxation Act (Québec) or is otherwise liable to pay tax in Québec, and (ii) that has checked the box under the heading “Renunciation for Québec Income Tax Purposes” under their applicable Subscription Agreement.

“Québec Tax Act” means the Taxation Act (Québec), R.S.Q. c. 1-3, together with any and all regulations promulgated thereunder, and as amended form time to time, and including, where applicable, any specific proposals to amend the said Act or regulations that have been publicly announced by the ministre des Finances (Québec) prior to the date hereof;

“Resource Expenses” means together, the CDE Resource Expenses and CEE Resource Expenses.

“Second Tranche CDE Commitment Amount” means the aggregate amount paid for the CDE Shares on the Closing Date but not including the First Tranche CDE Commitment Amount.

“Second Tranche CDE Expenditure Period” means the period commencing on the date of acceptance of the Subscription Agreements and ending on the earlier of:

(a)	the date on which the Second Tranche CDE Commitment Amount has been fully expended in accordance with the terms thereof; and

(b)	the Second Tranche CDE Termination Date.

“Second Tranche CDE Purchasers” means the CDE Purchasers other than the First Tranche CDE Purchaser.

“Second Tranche CDE Resource Expenses” means expenses which are CDE incurred during the Second Tranche CDE Expenditure Period which may be renounced by the Company pursuant to subsection 66(12.62) of the Tax Act with an effective date not later than December 31, 2024 and in respect of which, but for the renunciation, the Company would be entitled to a deduction from income for income tax purposes.

“Second Tranche CDE Subscription Agreements” has the meaning assigned to such term in Section 5(f)(i) hereof.

“Second Tranche CDE Termination Date” means December 31, 2024.

“Subscription Agreements” means the subscription and renunciation agreements entered into by each Purchaser and the Company in respect of the subscription for Shares in the form and on terms and conditions satisfactory to each of the Company and Agents, each acting reasonably.

“Subsidiary” shall mean each “significant subsidiary” of the Company as defined in Rule 405 under the Act, as listed on Exhibit B attached hereto.

“Tax Act” means the Income Tax Act (Canada) and the regulations thereunder, as amended, reenacted or replaced from time to time, including all specific proposals to amend the Tax Act publicly announced by or on behalf of the Minister of Finance (Canada) prior to the date hereof and assumes that all such tax proposals will be enacted in the form proposed.

“TMX Group” has the meaning ascribed to such term in Section 1.3 hereof.

“U.S.” means the United States of America.

21.             Construction.

(a)             Words defined in the singular shall have a comparable meaning when used in the plural, and vice versa;

(b)             the words “hereof,” “hereto,” “herein” and “hereunder” and words of similar import, when used in this Agreement, shall refer to this Agreement as a whole and not to any particular provision of this Agreement;

(c)             wherever the word “include,” “includes” or “including” is used in this Agreement, it shall be deemed to be followed by the words “without limitation”;

(d)             references herein to any gender shall include each other gender;

(e)             references herein to any law, statute, ordinance, code, regulation, rule or other requirement of any Governmental Authority shall be deemed to refer to such law, statute, ordinance, code, regulation, rule or other requirement of any Governmental Authority as amended, reenacted, supplemented or superseded in whole or in part and in effect from time to time and also to all rules and regulations promulgated thereunder; and

(f)             if the last day for the giving of any notice or the performance of any act required or permitted under this Agreement is a day that is not a Business Day, then the time for the giving of such notice or the performance of such action shall be extended to the next succeeding Business Day.

22.             Arm’s Length Transaction. The Company acknowledges and agrees that the Agents are acting solely in the capacity of an arm’s length contractual counterparty to the Company with respect to the Offering (including in connection with determining the terms of the Offering) and not as a financial advisor or a fiduciary to, or an Agents of, the Company or any other person. Additionally, the Agents are not advising the Company or any other person as to any legal, tax, investment, accounting or regulatory matters in any jurisdiction. The Company shall consult with its own advisors concerning such matters and shall be responsible for making its own independent investigation and appraisal of the transactions contemplated hereby, and the Agents shall have no responsibility or liability to the Company with respect thereto. Any review by the Agents of the Company, the transactions contemplated hereby or other matters relating to such transactions will be performed solely for the benefit of the Agents and shall not be on behalf of the Company. The Company further acknowledges and agrees that it is aware that the Agents and their affiliates are engaged in a broad range of transactions which may involve interests that differ from those of the Company and the Agents and their affiliates have no obligation to disclose such interests and transactions to the Company by virtue of any fiduciary, advisory or agency relationship or otherwise. The Company hereby waives, to the fullest extent permitted by law, any claims it may have against the Agents or their affiliates for breach of fiduciary duty or alleged breach of fiduciary duty in connection with the sale of the Shares under this Agreement and agrees that the Agents or their affiliates shall not have any liability (whether direct or indirect, in contract, tort or otherwise) to it in respect of such a fiduciary duty claim or to any person asserting a fiduciary duty claim on its behalf or in right of it or the Company, employees or creditors of Company, other than in respect of the Agents’ obligations under this Agreement. In the course of its business, the Agents and their affiliates may, directly or indirectly, hold long or short positions, trade and otherwise conduct such activities in or with respect to debt or equity securities and/or bank debt of, and/or derivative products relating to, the Company, other participants in the Offering. In addition, at any given time the Agents and/or any of their affiliates may have been and/or be engaged by one or more entities that may be competitors with, or otherwise adverse to, the Company in matters unrelated to the Offering. Consistent with applicable legal and regulatory requirements, the Agents have adopted policies and procedures to establish and maintain the independence of the Agents’ research departments and personnel. As a result, the Agents’ research analysts may hold views, make statements or investment recommendations and/or publish research reports with respect to the Company, the Offering and other participants in the Offering that differ from the views of the Agents’ investment banking personnel. The Agents may, at their option and expense, include the Company’s name and logo and a description of the Agents’ role in connection with the Offering in such newspapers, periodicals, annual reports and other public marketing materials as it may choose.This Agreement supersedes all prior agreements and understandings (whether written or oral) between the Company and the Agents, or any of them, with respect to the subject matter hereof.

[Signature page follows.]

If the foregoing is in accordance with the Company’s understanding of our agreement, please sign and return to us the enclosed duplicate hereof, whereupon this letter and the Company’s acceptance shall represent a binding agreement between the Company and the Agents.

Very truly yours,

MCEWEN MINING INC.

By:	/s/ Robert R. McEwen
	Name:	Robert R. McEwen
	Title:	Executive Chairman and Chief Owner

The foregoing Agreement is hereby confirmed and accepted as of the date first above written.

CANTOR FITZGERALD CANADA CORPORATION

By:	/s/ Elan Shevel
	Name:	Elan Shevel
	Title:	Chief Compliance Officer

ROTH CAPITAL PARTNERS, LLC

By:	/s/ J. Barry
	Name:	J. Barry
	Title:	Managing Director

Exhibit A

Form of Lock-Up Agreement

Lock-Up Agreement

December ____, 2023

Cantor Fitzgerald Canada Corporation
181 University Avenue, Suite 1500
Toronto, Ontario M5H 3M7

Ladies and Gentlemen:

This agreement (“Lock-Up Agreement”) is being delivered to you in connection with the agency agreement (the “Agency Agreement”) entered into by McEwen Mining Inc., a Colorado corporation (the “Company”), and you with respect to the offering (the “Offering”) of common stock, no par value per share, of the Company (the “Common Stock”). Capitalized terms used herein without definition shall have the respective meanings ascribed to them in the Agency Agreement.

The execution and delivery by the undersigned of this Lock-Up Agreement is a condition to the closing of the Offering. In consideration of the closing of the Offering and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the undersigned agrees that, for a period (the “Lock-Up Period”) beginning on the date hereof and ending on, and including, April 15, 2024, the undersigned will not, without the prior written consent of Cantor Fitzgerald Canada Corporation (i) offer, sell, contract to sell, pledge, transfer, assign or otherwise dispose of (including, without limitation, by making any short sale, engage in any hedging, monetization or derivative transaction) or file (or participate in the filing of) a registration statement, prospectus or other Canadian securities offering document, with the U.S. Securities and Exchange Commission or any Canadian Regulator (the “Commissions”) in respect of, or establish or increase a put equivalent position or liquidate or decrease a call equivalent position within the meaning of Section 16 of the U.S. Securities Exchange Act of 1934, as amended (the “Exchange Act”), and the rules and regulations of the Commissions promulgated thereunder with respect to, any Common Stock or any other securities of the Company that are substantially similar to Common Stock, or any securities convertible into or exchangeable or exercisable for, or any warrants or other rights to purchase, the foregoing, (ii) enter into any swap or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of Common Stock or any other securities of the Company that are substantially similar to Common Stock, or any securities convertible into or exchangeable or exercisable for, or any warrants or other rights to purchase, the foregoing, whether any such transaction is to be settled by delivery of Common Stock or such other securities, in cash or otherwise or (iii) publicly announce an intention to effect any transaction specified in clause (i) or (ii). The foregoing sentence shall not apply to (a) transfers of shares of Common Stock or any security convertible into or exercisable or exchangeable for Common Stock disposed of as bona fide gifts, (b) transactions by the undersigned relating to shares of Common Stock or other securities acquired in open market transactions after the completion of the Offering, (c) entry into written trading plans for the sale or other disposition by the undersigned of Common Stock for purposes of complying with Rule 10b5-1 of the Exchange Act (“10b5-1 Plans”), provided that no sales or other distributions pursuant to such newly established 10b5-1 Plan may occur until the expiration of the Lock-Up Period, (d) sale of shares of Common Stock pursuant to 10b5-1 Plans existing as of the date of the Agency Agreement, (e) transfers by the undersigned of shares of Common Stock or any security convertible into or exercisable or exchangeable for Common Stock as a result of testate, intestate succession or bona fide estate planning, (f) transfers by the undersigned to a trust, partnership, limited liability company or other entity, the majority of the beneficial interests of which are held, directly or indirectly, by the undersigned, (g) distributions by the undersigned of shares of Common Stock or any security convertible into or exercisable or exchangeable for Common Stock to limited partners or stockholders of the undersigned , (h) transactions by the undersigned relating to shares of Common Stock of the Company or other securities acquired in lieu of cash compensation for services provided to the Company, (i) sales of Common Stock of the Company representing that portion of restricted shares or bonus shares vesting or issued in order to satisfy tax obligations of the undersigned in respect of the issuance or vesting of such restricted shares or bonus shares and (j) the exercise of an option or warrant or the conversion of a security outstanding on the date of this Lock-up Agreement by the undersigned pursuant to the Company’s stock option and stock purchase plans; provided that in the case of any such permitted transfer or distribution pursuant to clause (a), (e), (f) or (g), each transferee or distributee shall sign and deliver a lock-up letter substantially in the form of this Lock-Up Agreement.

The undersigned further agrees that during the Lock-Up Period, the undersigned will not, without the prior written consent of Cantor Fitzgerald Canada Corporation, make any demand for, or exercise any right with respect to, the registration (or equivalent) of Common Stock or any securities convertible into or exercisable or exchangeable for Common Stock, or warrants or other rights to purchase Common Stock or any such securities.

The undersigned hereby confirms that the undersigned has not, directly or indirectly, taken, and hereby covenants that the undersigned will not, directly or indirectly, take, any action designed, or which has constituted or will constitute or might reasonably be expected to cause or result in the stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the shares of Common Stock. The undersigned hereby authorizes the Company and its transfer agent, during the Lock-Up Period, to decline the transfer of or to note stop transfer restrictions on the stock register and other records relating to shares of Common Stock or other securities subject to this Lock-Up Agreement.

This Lock-Up Agreement constitutes the entire agreement and understanding between and among the parties with respect to the subject matter of this Lock-Up Agreement and supersedes any prior agreement, representation or understanding with respect to such subject matter.

This Lock-Up Agreement shall be governed by and construed in accordance with the laws of the Province of Ontario applicable to contracts made and performed within the Province of Ontario.

* * *

If (a) the Company notifies you in writing that it does not intend to proceed with the Offering, or (b) for any reason the Agency Agreement shall be terminated prior to the “time of purchase” (as defined in the Agency Agreement), this Lock-Up Agreement shall be terminated and the undersigned shall be released from its obligations hereunder.

DATED this ______ day of ______________________, 2023.

NAME OF SECURITYHOLDER:

________________________________

(Signature of Securityholder)	(Signature of Witness)
Number and type of securities of the Company subject to this lock-up agreement:

Exhibit B

Subsidiaries

10393444 Canada Inc.

Lexam VG Gold Inc.

Pangea Resources Inc.

Compania Minera Pangea S.A. de C.V

Nevada Pacific Gold (US) Inc.

NPG US LLC

Ticup LLC

McEwen Mining Nevada Inc.

Golden Pick LLC

WKGUS LLC

Gold Bar Enterprises LLC

McEwen Copper Inc.

McEwen Mining Alberta ULC

McEwen Mining Minera Andes Acquisition ULC

Minera Andes Inc.

International Copper Mining Inc.

Los Azules Mining Inc.

San Juan Copper Inc.

Andes Corporation Minera SA

Minera Andes Mining Inc.

Minera Andes Santa Cruz Inc.

Latin America Exploration Inc.

Minera Andes SA

Minera Santa Cruz SA

Tonkin Springs LLC

Tonkin Springs Venture Limited Partnership

Tonkin Springs Gold Mining Company

U.S. Environmental Corporation